CONTRATO DE ARRENDAMIENTO que celebran por una parte, Industrias Asociadas Maquiladoras, S. A. DE C. V., representada en este acto por el señor Eduardo Mendoza Larios en lo sucesivo referido como el ARRENDADOR, y Esterline México S. de R.L. de C.V. representada en este acto por el señor Larry Albert Kring en lo sucesivo referido como el ARRENDATARIO y que formalizan al tenor de las siguientes DECLARACIONES y CLAUSULAS.

DECLARACIONES

Declara en este acto el ARRENDADOR por conducto de su Apoderado, el señor Eduardo Mendoza Larios:

I.Que su representada es una Sociedad Mercantil organizada y existente conforme a la Ley General de Sociedades Mercantiles, según acta constitutiva que consta en Escritura Pública No.13602, volumen 268, pasada ante la fe del Licenciado Macedonio E. Gutiérrez, Notario Público Número Uno de la Ciudad de Mexicali, Baja California, México, el 8 de agosto de 1955, misma que fue modificada para cambiar su denominación a Industrias Asociadas Maquiladoras S.A. de C.V. según el instrumento público No. 229,855, volumen 8945, protocolizado ante el Lic. Francisco Lozano Noriega, Notario Público No. Diez del Distrito Federal, Mexico, inscrita bajo partida número 6077 de fecha 30 de septiembre de 1987 en la Sección Comercio del Registro Público de la Propiedad y de Comercio de la Ciudad de Mexicali, Baja California, México, teniendo como objeto social, entre otros, el desarrollo y operación de Parques Industriales en razón de lo cual opera entre otros, el conocido como Parque Industrial Valle Bonito, ubicado en la Ciudad de Tijuana, Baja California, México, mismo cuya descripción se detalla en el documento que marcado como Anexo “A”, se agrega al presente como parte del mismo.

II.Que el señor Eduardo Mendoza Larios tiene capacidad legal suficiente para actuar en su nombre y representación, según consta en Escritura Pública No. 113,204, volumen 2799, de fecha 5 de julio de 2007, pasada ante la fe del Licenciado Luis Alfonso Vidales Moreno, Notario Público No, 5 de la Ciudad de Mexicali, Baja California, México.

III.Que es propietaria y puede disponer libremente de una porción de terreno, identificado

Exhibit 10.59

LEASE AGREEMENT entered into by and between Industrias Asociadas Maquiladoras, S.A. DE C.V., herein represented by Mr. Eduardo Mendoza Larios, hereinafter referred to as “LESSOR”, and Esterline Mexico S. de R.L. de C.V., herein represented by Mr. Larry Albert Kring, hereinafter referred to as “LESSEE”, that is formalized pursuant to the following RECITALS and CLAUSES.

RECITALS

LESSOR hereby declares by means of its Legal Representative, Mr. Eduardo Mendoza Larios that:

I.It is a company organized and existing under Mexican General Corporations Law, as per Charter of Incorporation evidenced in Public Instrument No. 13602, Volume 268, executed before Attorney Macedonio E, Gutierrez, Notary Public No. 1 in Mexicali, Baja California, on August 8, 1955, which was thereafter amended to change the company’s name to Industrias Asociadas Maquiladoras, S.A de C.V. according to Public Instrument No. 229,855, volume 8945, executed before Attorney Francisco Lozano Noriega, Notary Public No. Ten in Mexico City, Federal District, registered under log entry number 6077, on September 30, 1987 in the Commerce Section of the Public Registry of Property and Commerce in the City of Mexicali, Baja California, having as its corporate purpose, among others, the development and operation of Industrial Parks, by virtue of which it operates among others, the one known as Parque Industrial Valle Bonito, located in the City of Tijuana, Baja California, Mexico, same which is described in detail in the document attached herein as Exhibit “A” and made a part hereof.

II.Its Legal Representative, Mr. Eduardo Mendoza Larios has sufficient legal capacity to act on its name and representation and to bind it in terms of this Agreement, as evidenced in Public Instrument No. 113,204, volume 2799, dated July 5, 2007, executed before Attorney Luis Alfonso Vidales Moreno, Notary Public No. 5 in the city of Mexicali, Baja California.

III.It is owner and may freely dispose of a portion of land, described as Lot 3, Block 1, at Valle Bonito Industrial Park in the city of Tijuana, Baja California, Mexico, located at Camino Vecinal Lote 3, Manzana 1, Col. El Realito,

Valle Bonito en la ciudad de Tijuana, Baja California, México, Camino Vecinal Lote 3, Manzana 1, Col. El Realito, 22250, Delegación La Presa, Tijuana, Baja California, México, con una superficie total de 23,206.709 m2 (veintitres mil doscientos seis punto setecientos nueve metros cuadrados), equivalentes a 249,794.9 ft2 (doscientos cuarenta y nueve mil setecientos noventa y cuatro punto nueve pies cuadrados), (en lo sucesivo la “Superficie de Terreno”) y de las mejoras construidas en el mismo y que se detallarán mas adelants en el presents, incluyendo pero no limitado al edificio ubicado en la Manzana 1, con una Superficie construida total de 9,600 m2, (nueve mil seiscientos metros cuadrados), equivalentes a 103,333.53 ft2 (ciento tres mil trescientos treinta y tres punto cincuenta y tres pies cuadrados), de las cuales la portión identificada como “Módulos 1 y 2” con una superficie de 4.570. 115 m2. (cuatro mil guinientos setenta punto ciento quince metres cuadrados). equivalentes a 49.192.31 ft2 (cuarenta y nueve mil ciento noventa y dos punto treinta y uno pies cuadrados) aerá dada en arrendamiento al ARRENDATARIO. La porción de la Superficie de Terreno y mejoras a que se hacen referencia en éste último, en lo sucesivo serán denominadas conjunta e indistintamente como la “Propiedad Arrendada”.

IV.El domicilio en el que tiene el principal asiento de sus operaciones es el Kilómetro 10.5 de la Carretera San Luis Rio Colorado a Mexicali, Baja California, México y que su Registro Federal de Contribuyentes es IAM-870622-MF4.

V.Que es su intentión dar en arrendamiento la Propiedad Arrendada al ARRENDATARIO, de acuerdo a los términos y condiciones de este Contrato.

Declara en este acto el ARRENDATARIO, por conducto de su representante legal, bajo protests de decir verdad:

VI.Que acredita la legal existencia de surepresentada como Sociedad Mercantil, según consta en la Escritura Pública Número 20063, volumen 303, otorgada el 3 de Octubre del 2007, ante la fe del Licenclado Xavier Ibáñez Aldana, Notario Público Número Uno, de la Ciudad de Tecate, Baja California, México y registrada bajo partida númoro 5554570 de fecha 4 de Octubre del 2007 do la Sectión Comercio del Registro Público do la Propiedad y do Comercio en la Ciudad de Tijuana, Baja California, cuya copia

22250 Delegacion La Presa, Tijuana, Baja California, with a total surface of 23,206.709 m2 (twenty-three thousand two hundred and six point seven hundred and nine square meters), equivalent to 249,794.9 ft2 (two hundred and forty-nine thousand seven hundred and ninety-four point nine square feet), (hereinafter referred to as the ‘Land Surface”) and of the improvements therein constructed as detailed hereinafter in the present document, including but not limited to the building therein located, at Block 1, with a total constructed area of 9,600 m2 (nine thousand six hundred square meters), equivalent to 103,333.53 ft2 (one hundred and three thousand three hundred and thirty-three point fifty-three square feet), from which a portion identified as “Modules 1 & 2” with a surface area of 4570.115 m2 (four thousand five hundred seventy point one hundred and fifteen square meters) equal to 49192.31 ft2 (forty nine thousand one hundred ninety two point thirty one square feet) shall be leased to LESSEE. The Land Surface and improvements mentioned in the latter are hereinafter referred collectively and indisttnctively as the “Leased Property”.

IV.The address at which it has its principal place of business is Km. 10.5 de la Carretera San Luis Rio Colorado, at Mexicali, Baja California, México, and its Federal Taxpayers’ Registry number is IAM-870622-MF4.

V.It is its intent to lease the Leased Property to LESSEE, pursuant to the terms and conditions of this Agreement.

LESSEE hereby declares by means of its Legal Representative, whom in turns does so under oath to tell the truth that

VI.That it evidences the legal existence as a Mercantile Corporation, as per Public Instrument Number 20063, volume 303, executed the 3 of October of 2007, before Attorney Xavier Ibanez Aldana, Notary Public Number One in and for the City of Tecate, Baja California, recorded under log entry number 5554570 the 4 of October of 2007, of the Commerce Section of the Public Registry of Property and Commerce in the City of Tijuana, Baja California, a certified copy of which is attached herein as Exhibit “C” and made a part hereof.

certificada se agrega al presente marcada como Anexo “C”, para formar parte integrante del mismo.

VII.Que acredita la capacidad legal del Apoderado del ARRENDATARIO, para comparecer a la fima del presente con las facultades suficientes, mismas que no le han sido revocadas o de manera alguna modificadas, con el mismo Instrumento Público descrito en el párrafo VI anterior.

VIII.El domicilio en el que tiene el principal asiento de sus operaciones es Misión de San Diego 2937 103 Zona Rio, en Tijuana, Baja California, México, y que el Registro Federal de Contribuyentes del ARRENDATARIO es EME00710032L1.

IX.Que es su intención arrendar del ARRENDADOR la Propiedad Arrendada que se describe en la Declaración III, de acuerdo a los términos y condiciones de este Contrato.

De acuerdo a lo anterior las partes otorgan las siguientes:

CLAUSULAS

I. OBJETO DE ESTE CONTRATO

En los términos y condiciones que se establecen más adelante, el objeto del presente Contrato es el siguiente: El ARRENDADOR da en arrendamiento al ARRENDATARIO y el ARRENDATARIO toma en arrendamiento del ARRENDADOR la Propiedad Arrendada, cuya descripción a que se refiere la Declaración III del presente, se tiene por reproducida como si a la letra se insertare y que para mayor referencia se ilustra en el documento que marcados como Anexos “D” y “D-1”, y firmado de aceptación por las partes se agrega al presente formando parte integrante del mismo, con el fin de realizar en el mismo, única y exclusivamente, las actividades industriales consistentes en la manufactura y ensamblaje de equipo aeroespacial.

II. CONSTRUCCIONES O MODIFICACIONES A LAS MEJORAS DEL ARRENDADOR.

A. El ARRENDADOR a su costa ha construido, en la Superficie de Terreno, en cumplimiento de toda la normatividad aplicable, incluyendo pero no limitada a las de Salubridad e Higiene y del Reglamento del Parque Industrial cuya copia firmada por las partes se agrega al presente como

VII.It evidences his legal capacity as LESSEE’S Representative, to appear on its behalf with sufficient authority, same which has not been revoked or in any manner modified, as per the Public Instrument described in the preceding paragraph VI.

VIII.The address at which it has its principal place of business is Mision de San Diego 2937 103 Zona Rio at Tijuana. Baja California, México, and LESSEE’s Federal Tax Payers Registry number is EME00710032L1.

IX.It is LESSEE’s intent to lease from LESSOR the Leased Property described in Recital III, pursuant to the terms and conditions of this Agreement.

Pursuant to the above the parties agree as follows:

CLAUSES

I.SCOPE OF LEASE AGREEMENT.

On the terms and conditions set forth hereinafter, the scope of this Lease Agreement is as follows: LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR the Leased Property as described in Recital III above, description which is hereby considered reproduced as if literally inserted and which for further reference is detailed in the documents marked as Exhibits “D” and “D-1”. and that accepted and signed by the parties, is attached hereto and made a part hereof, for the purpose of performing solely and exclusively the industrial activities consisting of manufacture and assembly of aerospace equipment.

II.CONSTRUCTION OR MODIFICATIONS TO IMPROVEMENTS BY LESSOR.

A. LESSOR at LESSOR’S own cost and expense has constructed in the Land Surface, in compliance with all applicable regulations, including but not limited to Health and Hygiene and with the Industrial Park Regulations, a copy of which, signed by the parties is attached hereto as Exhibit “E”, the improvements referred to in

Anexo “E”, las mejoras a que se refiere la Declaración III, incluyendo el Edificio con una superficie total construida de 9,600 m2, (Nueve mil seiscientos metros cuadrados), equivalentes a 103,333.44 ft2 (Ciento tres mil trescientos treinta y tres punto cuarenta y cuatro pies cuadrados). Dichas mejoras a las cuales en lo sucesivo se denominará como las “Mejoras del ARRENDADOR” se especifican en el Anexo “F” que firmado de aceptacidn con las mismas por las partes se anexa al presente contrato formando parte del mismo.

B.Las partes acuerdan como medida preliminar, que a partir del 8 de Octubre del 2007, el ARRENDADOR dará en Ocupación Benéfica la Propiedad Arrendada al ARRENDATARIO. La Ocupación Benéfica para los efectos de este Contrato deberá ser entendida solamente como la conditión en la cual la nave industrial (techo, pisos, parades y puertas) y las mejoras serán entregadas al ARRENDATARIO. Claramente se entiende que todos tos servicios públicos así como demás utilidades y servicios relacionados están disponibles de inmediato en la Propiedad Arrendada, incluyendo pero no limitando a servicios de agua, gas, energía eléctrica y teléfono, sin embargo, las cuotas de instalación para el servicio de energía eléctrica de la Propiedad Arrendada deberán ser a cuenta y gasto del ARRENDATARIO. EL ARRENDADOR a cuenta y petición de EL ARRENDATARIO, podrá pagar dichas cuotas instalación o conexión, las cuales deberán ser rembolsadas por EL ARRENDATARIO inmediatamente. La Ocupación Final para los efectos de este Contrato deberá ser definida como las “Especificaciones del Edificio ‘A’”, acordadas previamente por las partes, mismas que se detallan en el Anexo F-1 que se adjunta y forma parte del presente instrumento.

C.En caso de que el ARRENDATARIO requiera que el ARRENDADOR lleve a cabo cualesquier construcción o mejoras fuera de las definidas como las Mejoras del ARRENDADOR en la Propiedad Arrendada, dichas mejoras serán negociadas caso por caso y sujetas a un Contrato de Construción adicional, mismo que se agregará al presente bajo el Anexo consecutivo correspondiente y para efectos del presente se denominarán las “Mejoras Contractuales”.

D.Las Mejoras Contractuales que ampllen la superficie rentable dentro de la Propiedad Arrendada, cualquiera que sea su naturaleza, incluyendo pero no limitado a mezzanine,

Recital III, including the Building with a total constructed area of 9,600 m2 (Nine thousand and six hundred square meters), equivalent to 103,333.44 ft2 (one hundred three thousand and three hundred thirty-three point forty four square feet). Said improvements which will be hereinafter referred to as “LESSOR’s Improvements”, are detailed in Exhibit “F”, that duly accepted and executed by the parties is attached hereto and made a part hereof.

B.The parties hereby agree that as a preliminary measure, as of October 8th. 2007, LESSOR will deliver the Leased Property to LESSEE in Beneficial Occupancy. Beneficial Occupancy for purposes of this agreement shall be understood exclusively as the condition in which the industrial shell (roof, floors, walls and doors) and the improvements are delivered to LESSEE. It is clearly understood that all public and other utilities and related services are readily available on the Leased Property, including but not limited to, water, gas, electricity and telephone, however hook up fees for power services to the Leased Property shall be at the sole cost and expense of LESSEE. LESSOR at LESSEE expense and petition, shall paid such hook up and connection fees, which will be reimbursed by LESSEE immediately. Final Occupancy for the purposes of this Agreement shall be defined as the “Building ‘A’ Specifications”, previously agreed by the parties, which are contained in Exhibit F-1, attached hereto and made a part hereof.

C.In the event that LESSEE requires LESSOR to perform any construction or improvements beyond the scope of LESSOR’s Improvements upon, such Improvements will be negotiated on a case by case basis and subject to a separate Construction Agreement which will be added to this Agreement to form a part hereof, and which shall be identified with the corresponding Exhibit number and for purposes of this Agreement shall be identified as Contractual Improvements.

D. Contractual Improvements that expand leaseable surface within the Leased Property, whatever its nature, including but not limited to a mezzanine, cafeteria, expansion of offices, warehouses, lab rooms, machinery rooms, cafetería, ampliación de oficinas, almacenes, laboratories, cuartos de máquinas, planta de producción y espacio de estacionamiento, en adición al espacio de estacionamiento localizado en la definitión inicial de Propiedad Arrendada; se considerarán por las partes como superficie rentable, y por consiguiente como parte de la Propiedad Arrendada, por lo cual el valor de rents de la misma será negociado oportunamente por el ARRENDADOR y el ARRENDATARIO, considerando para efecto la superficie, su naturateza, materiales de construcción y acabados de la misma según su destino. En cualquier caso, las anteriores precisiones y cualesquier otras necesarias constarán por escrito y serán firmadas por las partes.

E. Mejoras del Arrendatario. Cualquier otra mejora autorizada por el ARRENDADOR y que no sea Mejora Contractual según se identifica en el presente, será regulada por los lineamientos apiicables en cada caso, según se requiere y contienen en el Reglamento del Parque Industrial que en el presente se agregaron como Anexo “E”, y que se agrega al presente como parte del mismo.

III.- TÈRMINO DEL ARRENDAMIENTO Y FECHA DE INICIO DE VIGENCIA.

A.Contrato de Arrendamiento. Este Contrato estará en vigor desde la fecha de su suscripción hasta que sea terminado en la forma que más adelante se prevé. La expresión “Término de Arrendamiento” según se utiliza de aquí en adelante, significará el perfodo completo de ocupación del inmueble arrendado.

B.Térmíno. El término inicial de arrendamiento (“Término Inicial”) comenzará el dia 8 de Octubre del 2007 a partir de la “Ocupación Benéfica”, misma fecha que será considerada y denominada en lo sucesivo como “Fecha de Inicio” y terminará, el ùltimo dia de Noviembre del quinto (5°) Año de Arrendamiento consecutivo completo, segùn se define dicho término más adelante en el presente Contrato. Los pagos por concepto de renta empezarán a correr a partir del 8 de Noviembre del 2007.

C.Año de Arrendamiento. El término “Año de Arrendamiento” segùn se utiliza de aquí en adelante, significará un perfodo de doce (12) meses consecutivos completos de calendario. El primer Ańo de Arrendamiento comenzará en la Fecha de Inicio del término, si la fecha de inicio production floor, and parking space in addition to that parking space allocated within the initially defined Leased Property, will be considered by the parties as rental area, and thus part of the Leased Property under this Agreement, for which rent value will be timely negotiated by LESSEE and LESSOR, considering the surface, its nature, construction materials and furnishings of the same, considering its purpose. In any event, all such precisions and others necessary shall be agreed on writing and executed by the parties.

E. Tenant Improvements. Any other improvements authorized by LESSOR and that are not Contractual Improvements as identified herein, shall be governed by the guidelines applicable for each case, as required and contained in the Industrial Park Regulations, herein marked as Exhibit “E”, which is attached hereto and made a part hereof.

III. LEASE TERM AND COMENCEMENT DATE.

A.Lease Agreement This Lease Agreement shall be effective from the date of execution hereof until the same is terminated as provided hereinafter. The complete period of tenancy of the Leased Property shall be referred to hereinafter as the “Lease Term”.

B.Term. The initial term of this Lease (“Initial Term”) shall commence on October 8m, 2007, upon delivery of Beneficial Occupancy, same date which shall be considered as and hereinafter referred to as “Commencement Date” and shall end on the last day of November of the fifth (5th) consecutive full Lease Year, as said term is hereinafter defined. Payment of rents will commence as of November 8th, 2007.

C.Lease Year. The term “Lease Year” as used herein, shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date, if the date of commencement of the term hereof shall occur on the first day of a calendar month; if not then the first Lease Year shall commence ocurriere el dla primero de un mes calendario; en caso contrario, el primer Ańo de Arrendamiento comenzará a partir del primer dìa del mes calendario siguiente a la Fecha de Inicio del termino arriba mencionado. Cada Ańo de Arrendamiento posterior, comenzará a partir del primer aniversario del primer Ańo de Arrendamiento.

D.Opción para Prorrogar. El ARRENDATARIO tiene la opción de solicitar la prorroga del Termino Inicial de Arrendamiento en los términos, condiciones y rentas establecidos en este Contrato, por dos (2) períodos adicionales mínimos de cinco (5) ańos cada uno (“Prórroga”), mediante aviso por escrito dado al ARRENDADOR con un mínimo de ciento ochenta (180) dlas naturales de anticipación al vencimiento del Término Inicial de Arrendamiento o su Prorróga, siempre y cuando el ARRENDATARIO esté al corriente en el pago de la renta y cualesquier otra obligación a su cargo en los términos del presente Contrato. Las partes convienen que por falta de notiftcación en tiempo y forma para ejercer la Prórroga aquí referida, se entiende que el ARRENDATARIO no tiene intención de extender el Tórmino de Arrendamiento. En caso de que el ARRENDATARIO entregue aviso indicando el no ejercicio de la opción de prórroga, el ARRENDATARIO en el último día del Término Inicial del Arrendamiento o la Prorroga sin que el ARRENDADOR se lo requiera, habrá de proceder a desocupar la Propiedad Arrendada sin mayor trámite que lo establecido en este contrato.

E.Opción de Expansión. Siempre y cuando el ARRENDATARIO no se encuentre en incumplimiento con alguna de las obligaciones citadas en el presente contrato, el ARRENDATARIO y sujeto a la disponibilidad del ARRENDADOR podrá tener Optión de Expansión, la cual se sujetará a las condiciones que para el particular acuerden.

En el momento en que el ARRENDATARIO ejerza cualquier Opción de Expansión, tal y como se detalla en la presente cláusula, se deberá celebrar el respectivo Convenio Modificatorio que refleje la expansión hecha y la extensión en el término del Contrato entonces vigente para el Edificio, a efecto de que el término de todos fenezca con el vencimiento del último arrendamiento.

Si las especificaciones de las medidas de los Edificios son menores a las medidas estándar de upon the first day of the calendar month next following the date of commencement of the term hereof. Each Lease Year thereafter, shall commence upon the first anniversary of the First Lease Year.

D.Option To Extend. LESSEE shall have the right to request the extension of the Initial Lease Term of this Lease Agreement upon the terms, conditions and rents set forth herein, for two (2) additional periods of a minimum of five (5) years each (“Extension Terms”), by giving written notice to LESSOR not less than one hundred and eighty (180) calendar days prior to the expiration of the Initial Term of this Lease Agreement or its extension, so long as LESSEE is not then in default in payment of rent or of any other obligation hereunder. The parties hereby agree that lack of timely and formal notice by LESSEE to exercise the Extended Term herein referred, shall be understood that LESSEE does intend to extend the Lease Term. In the event LESSEE provides notice to indicate non exercise of option to extend, LESSEE shall, no later than the last day of the Initial Term, or extension thereof, proceed to vacate the Leased Property without LESSOR having to request and with no further proceeding than that herein contained.

E.Option to Expand. Provided that LESSEE is not in default with any of its obligations set forth herein and subject to LESSOR’S capacity, LESSEE will have an Option to Expand, under the terms and conditions agrreed upon by the parties for such purpose.

Whenever LESSEE exercises an Option to Expand as herein detailed, an Amendment to this Agreement shall be executed to reflect such expansion, and the term of such an extension of the then current lease on all Buildings, in order for all to expire at the termination of the last lease.

If LESSEE’s building size requirements are less than LESSOR’s standard building size based on lot size, LESSOR will have the option to build los Edificios del ARRENDADOR basadas en las medidas del lote, el ARRENDADOR tendrá la opción de construir Edificios más grandes a los requerimientos del ARRENDATARIO y arrendar a terceros el espacio no ocupado por el ARRENDATARIO.

El ARRENDATARIO tendrá el primer derecho al tanto sobre el modulo adyacente denominado como modulo 1 con una área de 20,666.70 pies cuadrados por un periodo de nueve (9) meses a partir del dla 13 de Agosto del 2007.

IV.RENTA.

A.- Arrendamiento. Como renta minima por el arrendamiento de la Propiedad Arrendada durante el Término Inicial de Arrendamiento, el ARRENDATARIO pagará mensualmente al ARRENDADOR, la cantidad de US$ 20,168.85 Dólares (Veinte mil ciento sesenta y ocho dólares 85/100 Moneda del Curso Legal de los Estados Unidos de América), más el correspondiente Impuesto al Valor Agregado (IVA), pagaderos mensualmente por adelantado al ARRENDADOR en el domicilio del ARRENDADOR, conforme se indica a continuación:

1. Sesenta (60) abonos mensuales, sucesivos y consecutivos de la cantidad de US$ 20,168.85 Dólares (Veinte mil ciento sesenta y ocho dólares 85/100 Moneda del Curso Legal de los Estados Unidos de América), más el correspondiente Impuesto al Valor Agregado o cualquier impuesto al valor agregado que en su caso llegare a aplicar, cada uno pagadero dentro de los primeros cinco (05) dlas de cada mes durante el Término Inicial o de la Prórroga. Lo anterior a partir de la fecha del 8 de Noviembre de 2007. La renta de cualquier mes parcial se prorrateará. La renta será ajustada con un máximo topado del tres punto cinco por ciento (3.5%) anualmente conforme al Indice de Precios al Consumidor para Todos los Consumidores Urbanos (Todos los Conceptos, Los Angeles – Riverside - Orange County, area de California, 1982-1984=100), en lo sucesivo referido como el “Indice”. mismo que se definira mas adelante en el presente, en cada aniversario de la Fecha de Inicio. Si después de los primeros cinco (5) años del Contrato de Arrendamiento asl como de la Fecha de Inicio, hay una diferencia entre el incremento del “indice” y el tres punto cinco por ciento (3.5%) del máximo topado por cada año de dichos cinco (5) años, la renovación del termino del Contrato de Arrendamiento reflejara tal diferencia. El ARRENDADOR deberá

larger than LESSEE’s required buildings and lease to third parties building space not occupied by LESSEE.

LESSEE will have the first right of refusal over the adjacent module known as “Module 1” with a surface area of 20,666.70 square feet for a period of nine (9) months commencing on August 13,2007.

IV. RENT.

A.- Lease. As minimum rent for the Lease of the Leased Property during the Initial Term hereof, LESSEE shall pay to LESSOR the amount of US$ 20,168.85 Dollars (Twenty thousand one hundred and sixty eight Dollars 85/100 legal currency of the United States of America), per month, plus the corresponding Value Added Tax (IVA), payable in advance on a monthly basis to LESSOR in LESSOR’s address, as herein set forth:

1. Sixty (60) equal monthly, successive and consecutive payments of US$ 20,168.85 Dollars (Twenty thousand one hundred and sixty eight Dollars 85/100 legal currency of the United States of America), per month, plus the corresponding Value Added Tax, or the value added tax which is therein applicable, each payable in advance no later than the fifth (5th) day o each month during the Initial Term or extension thereof, commencing on November 8th, 2007. Rent for any partial month will be prorated. Rent shall be adjusted with a maximum cap of three point five percent (3.5%) annually in accordance with the Consumer’s Price Index For All Urban Consumers (All Items, Los Angeles - Riverside - Orange County, California area, 1982-1984=100), hereinafter referred as the “Index”, which will be defined further herein, in each anniversary of the Commencement Date. If after the first five (5) years of the Lease Agreement as of the Commencement Date, there is a difference between the percentage increase of the “Index” and the three point five percent (3.5%) cap per year of such five (5) years, the renewal of the term of the Lease Agreement will reflect such difference. LESSOR shall deliver to LESSEE, the corresponding proforma rental enviar al ARRENDATARIO la prefactura proforma de cada mes a más tardar el último día del mes anterior al mes a facturar. Una vez hecho el pago, la factura correspondiente deberá ser entregada en el domicilio del ARRENDADOR previsto en el presente. El ARRENDADOR deberá de proveer de instrucciones por escrito respecto a cualquier cambio en el lugar o forma de pago.

Si la referida mensualidad no se pagare dentro de los primeros cinco (05) dìas naturales de cada mes, el ARRENDATARIO incurre en mora y en este acto se obliga a pagar como interés moratorio, el diez por ciento (10%) mensual sobre el importe que corresponda.

B.- Cuota de mantenimiento. El ARRENDATARIO en este acto acepta y se obliga a pagar una cuota de mantenimiento de la Propiedad Arrendada a razón de US$ 983.85 (Novecientos ochenta y tres Dólares 85/100, Moneda del Curso Legal de los Estados Unidos de América) el Impuesto al Valor Agregado o el impuesto al valor agregado que resulte aplicable al momento de pago. El pago del mantenimiento será aplicable a áreas comunes por: jardinería, alumbrado, mantenimiento de calles, guardias de seguridad en el Parque Industrial y recolección de basura en las calles principales. El mantenimiento de equipo especifico se realizará conforme a la Cláusula VIII.B.3. La cuota de mantenimiento se pagará de la siguiente manera.

1. Sesenta (60) pagos mensuales, sucesivos y consecutivos de US$ 983.85 (Novecientos ochenta y tres Dólares 85/100, Moneda del Curso Legal de los Estados Unidos de América) mas el Impuesto al Valor Agregado, o el impuesto al valor agregado que resulte aplicable al momento de pago, cada uno pagadero por anticipado, conjuntamente con la renta que corresponda, dentro de los primeros cinco (5) días de cada mes, a partir del primer (1er.) mes del Término Inicial. Dicha cuota de mantenimiento estará topada con el tres punto cinco por ciento (3.5%) será igualmente ajustada anualmente conforme al índice, en cada aniversario de la Fecha de Inicio. Si después de los primeros cinco (5) años del Contrato de Arrendamiento asì como de la Fecha de Inicio, hay una diferencia entre el incremento del porcentaje del “ìndice” y el tres punto cinco por ciento (3.5%) del máximo topado por año de dichos cinco (5) años, la renovación del término del Contrato de Arrendamiento reflejará tal diferencia.

payment for each month, no later than the last day of the month prior to the month being invoiced. Upon payment, the corresponding invoice shall be delivered at the address of LESSOR provided for herein. LESSOR shall provide written instructions regarding any changes in place or manner in payment of rents. If such rent is not paid within the first five (05) calendar days of any given month, LESSEE will be in delinquency of payment and hereby is bound to pay a ten percent (10%) monthly late payment fee applicable to the corresponding amount.

B.- Maintenance Fee. LESSEE hereby agrees and is bound to pay a monthly maintenance fee for the Leased Property, as of Beneficial Occupancy at the rate of US$ 983.85 Dollars (Nine hundred and eighty three Dollars 85/100, Legal Currency of the United States of America) plus the Value Added Tax, or the value added tax applicable at that moment of payment. Maintenance Fee shall be applicable to common areas for: landscaping, lighting, street up-keep, security guards in the Industial Park and main street litter removal. Specific equipment mantenance will be performed in accordance with Clause VIII.B.3 herein. The maintenance fee will be payable as follows.

1. Sixty (60) equal monthly, successive and consecutive payments of US$ 983.85 Dollars (Nine hundred and eighty three Dollars 85/100, Legal Currency of the United States of America), or that value added tax which is therein applicable, each payable in advance, jointly with the corresponding rent, no later than the fifth (5th) day of each month, during the Initial Term or extension thereof, commencing on the first (1rst) month of the Initial Term. Such maintenance fee will have a maximum cap of three point five percent (3.5%) shall also be adjusted annually in accordance with the Index on each anniversary of the Commencement Date. If after the first five (5) years of the Lease Agreement as of the Commencement Date, there is a difference between the percentage increase of the “Index” and the three point five percent (3.5%) cap per year of such five (5) years, the renewal of the term of the Lease Agreement will reflect such difference.

As rent, untimely payment of maintenance fees

Al igual que la renta, la falta de pago oportuno de la cuota de mantenimiento dentro de los primeros cinco (05) días naturales de cada mes, causará de inmediato que el ARRENDATARIO incurra en mora, quien en este acto se obliga a pagar como interés moratorio, el diez por ciento (10%) mensual sobre el importe que corresponda.

C.- El pago se hará en Dólares, moneda de los Estados Unidos de América, mediante depósito directo, electrónico o transferencia en el domicilio de la siguiente institución de crédrto o del cesionario de los derechos del ARRENDADOR, en los términos de este Contrato de Arrendamiento o en el domicilio del ARRENDADOR, conforme a los siguientes datos:

HSBC México, S.A., Institución Filial del grupo Financiero HSBC (en lo sucesivo, “HSBC”).

Titular: Industrias Asociadas Maquiladoras, S.A.

de C.V.

Cuenta: 0647501903

Swift Code: BIMEMXMM

Mensaje: MT 100

En caso de que el pago se hiciera con cheque, el mismo se recibirá salvo buen cobro y en los términos del articulo 193 de la Ley General de Títulos y Operaciones de Crédito. En caso de faíta de fondos, el ARRENDATARIO deberá indemnizar al ARRENDADOR, de los daños que le ocasione, siendo como mínimo el 20% (veinte por ciento) del valor del cheque.

D. Incremento de la Renta Mensual para el (los) año(s) subsiguiente (s) de Arrendamiento. A partir del primer (1er) año del Término Inicial del Arrendamiento, en el primer (1er.) día de dicho año, asi como de los años subsecuentes, la renta mensual por dichos años de arrendamiento será incrementada por un monto equivalente al producto de:

1.La renta mensual mencionada en la Cláusula IV.A-B. anterior US$ 20,168.85 Dólares (Veinte mil ciento sesenta y ocho dólares 85/100 Moneda del Curso Legal de los Estados Unidos de América), multiplicada por:

2.El porcentaje de incremento en el Indice (tal como se definió anteriormente) de los doce meses inmediatamente anteriores a la fecha en la que el último CPI mensual fue publicado.

a) No Decremento. La renta mensual de los años

within the first five (05) calendar days of each month, will immediately cause LESSEE to be in delinquency of payment, and hereby is bound to pay a ten percent (10%) monthly late payment fee applicable to the corresponding amount.

C.- Payment will be performed in Dollars, currency of the United States of America, by means of direct or electronic deposit, or wire transfer in the address of the following credit institution or of the assignee of LESSOR’S rights derived under the terms of this Lease Agreement or in the address of LESSOR as per the following information:

HSBC México, S.A, Branch of Grupo Financiero HSBC, (hereinafter, “HSBC”)

Holder Industrias Asociadas Maquiladoras, S.A.

de C.V.

Account: 0647501903

Swift Code: BIMEMXMM

Message: MT 100

In the event that payment is performed with a check, the same will be received conditioned to its payment in the terms of article 193 of the General Title and Credit Operations Law. In the event that check has no funds, LESSEE shall indemnify LESSOR of damages caused, with a minimum of 20% (twenty percent) the amount of the check.

D. Increase of Monthly Rent for the subsequent years of Lease. Starting on the First (1st) year of the Initial Lease Term, on the first (1st.) day of such year, and all subsequent years, the monthly rent for such lease years shall be increased by an amount equal to the product of:

1.The monthly rent mentioned in Clause IV.A US$ 20,168.85 Dollars (Twenty thousand one hundred and sixty eight Dollars 85/100 legal currency of the United States of America)hereinabove multiplied by:

2.The percentage of increase in the Index (as hereinafter defined) for the immediately preceding twelve months as published from that when the last monthly CPI Report was published.

a) No Decrease. In no event shall the monthly rent for the years subsequent to the First, and subsecuentes al Primero y que comprenden el Término Inicial de Arrendamiento, en ningún caso será menor de la renta mensual del Año de Arrendamiento inmediato anterior.

b) índice Definido. El término “índice”, segùn se utiliza a lo largo del presente Contrato de Arrendamiento significa el índice de Precios al Consumidor para Todos los Consumidores Urbanos (Todos los Conceptos, Los Angeles -Riverside - Orange County, area de California, 1982-1984=100) según publicatión del Departamento de Estadísticas Laborales de los Estados Unidos. Si el control o la publicación del Indice es trasferida a cualesquier otro departamento, oficina o agenda del gobierno de los Estados Unidos de América, o si es descontínuado, entonces el índice más similar al Indice será utilizado para calcular el incremento en la renta y cuotas de mantenimiento aquí mencionados. Si el ARRENDADOR y el ARRENDATARIO no pueden acordar en un índice altemo semejante, entonces el asunto será sometido a arbitraje a la Asociación Americana de Arbitraje de acuerdo con las reglas de la Asociación en vigor en ese momenta, y la decisión de los árbitros será obligators para las partes. El costo del arbitraje será prorrateado en partes iguales entre el ARRENDADOR y el ARRENDATARIO.

E. Renta Adicional. Con excepción del Impuesto al Active y el Impuesto Sobre la Renta a cargo del ARRENDADOR, y cualquier impuesto asociado con la Venta o Traspaso de la Propiedad Arrendada o las Mejoras del ARRENDADOR, el cuál será por cuenta del ARRENDADOR, el ARRENDATARIO pagará al ARRENDADOR como renta adicional, una cantidad igual a la suma de todos los impuestos y derechos cualesquiera que sea su naturaleza que ahora o durante el Término de Arrendamiento, graven o puedan gravar la Propiedad Arrendada o el presente Contrato de Arrendamiento, incluyendo en forma enunciativa y no limitativa el impuesto al valor agregado, impuesto predial y todos los impuestos y derechos establecidos grabados por cualquier otra autoridad federal, estatal o municipal, o de cualquier otra autoridad gubernamental. Dichos impuestos y derechos deberán ser pagados por el ARRENDADOR y reembolsados por el ARRENDATARIO dentro de un término de cinco (05) días a partir de la fecha en la cuál el comprobante del pago de los mismos sea presentado al ARRENDATARIO por el ARRENDADOR.

that comprises the Initial Term, may be decreased below the monthly rent for the immediately preceding Lease Year.

b) Index Defined. The term “Index” as employed throughout this Lease Agreement, shall mean the Consumer’s Price Index For All Urban Consumers (All Items, Los Angeles - Riverside - Orange County, California area, 1982-1984=100) as published by the United States Bureau Of Labor Statistics. If control or publication of the Index is transferred to any other department, bureau or agency of the United States government or is discontinued, then the index most similar to the Index shall be used to calculate the rent and maintenance fees increases provided for herein. If LESSOR and LESSEE cannot agree on a similar alternate index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of such Association, and the decision of the arbitrators shall be binding upon the parties. The cost of such arbitration shall be divided equally between LESSOR and LESSEE.

E. Additional Rent. With the exception of Asset and Income Tax imposed upon LESSOR, and any tax associated with the Sale or Transfer of the Leased Property or LESSOR’S Improvements, which shall be borne by LESSOR, LESSEE will pay to LESSOR as additional rent, an amount equal to the sum of all taxes and assessments of any kind which are or may be at any time during the Lease Term, levied against the Leased Property or the Lease Agreement, including but not limited to value added tax, property tax and all such taxes and assessments levied by any federal, state or municipal government, or any governmental authority. All such taxes and assessments shall be paid by LESSOR and reimbursed by LESSEE within five (05) days after the receipt showing the payment thereof, is presented to LESSEE by LESSOR.

Al calcular el monto del reembolso por parte del ARRENDATARIO al ARRENDADOR, todos los impuestos que deberán ser cubiertos durante el primer y el último ańlo del Término de Arrendamiento serán prorrateados entre el ARRENDADOR y el ARRENDATARIO de acuerdo con el número respectivo de meses durante los cuáles cada una de las partes estará en posesión de la Propiedad Arrendada.

F.Términos De Prórroga.

1. Renta durante el Término de Prórroga. La renta mensual para cada Aùto de Arrendamiento del Término de Prórroga será igual a la renta mensual del Año de Arrendamiento inmediato anterior, más una cantidad que es igual al producto de:

a)La renta mensual pagada por el ARRENDATARIO durante el Año de Arrendamiento inmediato anterior, multiplicada por:

b)El incremento porcentual en el Indice (según quedó definido) durante el Año de Arrendamiento inmediato anterior.

En ningńn caso la renta mensual para cualquier Año de Arrendamiento del Término de Prórroga será reducida en una cantidad menor a la renta mensual del Año de Arrendamiento inmediato anterior.

G.Dańlos y Perjuicios. La terminación anticipada de este contrato de Arrendamiento por incumplimiento del ARRENDATARIO, en cualesquier momento previo al Término de Arrendamiento, obliga al ARRENDATARIO al pago de dańlos y por consiguiente, faculta al ARRENDADOR automáticamente y sin trámite alguno para aplicar como pago de los dańlos y perjuicios que estime, todas las cantidades pagadas o depositadas por el ARRENDATARIO, por cualesquier concepto incluyendo pero no limitado a rentas anticipadas o depósito en garantía, independientemente de cualesquier otro derecho o acción con que cuente el ARRENDADOR en términos de este Contrato y la legislaciȯn aplicable.

H. Compensación. El pago de cualesquier renta

In calculating the amount of LESSEE’s reimbursement to LESSOR, all taxes which shall become due for the first and last years of the Lease Term shall be apportioned prorrata between LESSOR and LESSEE in accordance with the respective number of months during which each party shall be in possession of the Leased Property.

F.Extension Terms.

1. Rent during the Extended Term. The monthly rent for each Lease Year of any Extended Term shall be equal to the monthly rent for the immediately preceding Lease Year, plus an amount which is equal to the product of:

a)The monthly rent paid by LESEE during the immediately preceding Lease Year, multiplied by:

b)The percentage increase in the Index (as hereinabove defined) during the immediately preceding Lease Year.

In no event shall the monthly rent for any Lease Year of the Extended Term be decreased below the monthly rent for the immediately preceding Lease Year.

G.Liquidated Damages. Anticipated termination of this Lease Agreement due to a default of LESSEE at any moment prior to expiration of the Lease Term, binds LESSEE to payment of damages and thereby entitles LESSOR to automatically and without and proceeding to apply as estimated damages all sums paid or deposited by LESSEE, for any concept including but not limited to prepaid rent or as a security deposit, in addition to any other rights of LESSOR as provided for herein and in the applicable legislation.

H. Setoff. The payment of any rent due under this Lease, shall not be withheld or reduced for any reason whatsoever, and LESSEE agrees to en los términos de este Arrendamiento, no podrá retenerse o reducirse por razón alguna, y el ARRENDATARIO está de acuerdo en entablar cualesquier reclamación, demanda o cualesquier otro derecho contra el ARRENDADOR solamente mediante un procedimiento independiente.

I. Moneda. Los pagos que por concepto de renta, cuotas de mantenimiento, depósito en garantia o cualesquier otro derivado del presente Contrato serán pagaderos en Dólares, Moneda del Curso Legal de los Estados Unidos de América, sin embargo, previa autorización que otorgue el ARRENDADOR por escrito,. el ARRENDATARIO podrá pagar las cantidades en Pesos, Moneda Nacional al tipo de cambio para la venta de dólares que prevalezca en la fecha de pago, en el HSBC.

V.USO.

La Propiedad Arrendada será usada y ocupada exclusivamente para los usos industriales a los que se compromete destinarla en la Cláusula I del presente, sin embargo, previa autorización por escrito del ARRENDADOR y cuando no se viole el Reglamento del Parque Industrial, mismo que se agregó a este Contrato como Anexo “E”, podrá ser destinado a otros usos industriales legales. El ARRENDATARIO se obliga a cumplir en forma puntual y adecuada con todas las Leyes, ordenamientos y disposiciones todas las autoridades gubemamentales que afecten la Propiedad Arrendada, particularmente con toda la reglamentación relacionada con controles ambientales y sanitarios. El ARRENDATARIO no efectuará u omitirá acto alguno que afecte la Propiedad Arrendada, o que pudiera constituir una amenaza a otros ocupantes del Parque Industrial.

VI.SEGUROS.

En todo caso, y para todos los seguros que se detallan a continuación, salvo estipulación en contrario, el ARRENDATARIO acepta que previo a la ocupación de la Propiedad Arrendada y en todo momento durante el Término de Arrendamiento, el ARRENDADOR o el ARRENDATARIO, según se indica a continuación, obtendrán y mantendrán vigentes, siempre a cuenta y gasto del ARRENDATARIO las pȯlizas de seguro que a continuación se detallan y que habrán de asegurar al ARRENDADOR y al ARRENDATARIO, en los siguientes términos:

assert any claim, demand, or other right against LESSOR only by way of an independent proceeding.

I. Currency. Payments for concepts such as rent, maintenance fees, security deposit or any other derived from this Agreement shall be performed in Dollars, Legal Currency of the United States of America, however, written authorization of LESSOR previously provided, LESSEE may pay the amounts in Pesos, Mexican Currency at the rate of exchange for the sale of dollars prevailing on the date of payment, at the HSBC.

V. USE.

The Leased Property shall be used and occupied exclusively for the industrial purposes, as per Clause I above, however, written authorization from LESSOR provided, and when not in violation of the Industrial Park Regulations attached hereto as Exhibit “E”, it may be destined to other legal industrial purposes. LESSEE shall promptly and adequately comply with all laws, ordinances and orders of all governmental authorities affecting the Leased Property, particularly with all regulations related to sanitary and environmental controls. LESSEE shall not perform or omit any acts that may damage the Leased Property, or be a menace to other occupants of the Industrial Park.

VI. INSURANCE.

In all cases, and for all the insurance coverings herein detailed, except where provided to the contrary, LESSEE accepts that prior to occupation of the Leased Property and at all times throughout the Lease Term, LESSOR or LESSEE, as herein specified, will obtain and maintain in full effect, always at the full cost and expense of LESSEE, insurance policies herein detailed and that shall cover LESSOR and LESSEE, in the following terms:

A. Comprehensive Liability Insurance. During

A.Seguros de Responsabilidad Civil. Durante el Término de Arrendamiento, EL ARRENDADOR a costa del ARRENDATARIO, deberá obtener y mantener en vigor, una póliza de seguro de responsabilidad civil, incluyendo daño en propiedad y daño ambiental, que asegure al ARRENDADOR (y a aquellos agentes o empleados del ARRENDADOR, o las subsidiarias o afiliadas del ARRENDADOR o cesionarias del ARRENDADOR o representantes del ARRENDADOR, que tengan cualesquier interés en la Propiedad Arrendada, incluyendo sin limitación alguna, los tenedores de cualquier hipoteca que grave la Propiedad Arrendada), contra la responsabilidad por lesiones o daños a personas y a la propiedad y por muerte de cualesquier persona ya sea que esto ocurra en la Propiedad Arrendada o cerca de ella. La responsabilidad por dicha póliza será la cantidad de US$2,000,000.00 (dos millones de Dólares 00/100 Moneda de los Estados Unidos de América) y deberá estar vigente, con anterioridad a la Ocupación Benéfica según se define en la Cláusula III B. anterior.

A.1. Durante el Término de Arrendamiento, EL ARRENDATARIO a su propia cuenta y gasto, deberá obtener y mantener en vigor, una póliza de seguro de responsabilidad civil, incluyendo daño en propiedad y daño ambiental, que asegure al ARRENDATARIO (y a aquellos agentes o empleados del ARRENDATARIO, o las subsidiaries o afiliadas del ARRENDATARIO o cesionarias del ARRENDATARIO o representantes del ARRENDATARIO, que tengan cualesquier interés en la Propiedad Arrendada, incluyendo sin limitación alguna, los tenedores de cualquier hipoteca que grave la Propiedad Arrendada), contra la responsabilidad por lesiones o daños a personas y a la propiedad y por muerte de cualesquier persona ya sea que esto ocurra en la Propiedad Arrendada o cerca de ella. La responsabilidad por dicha póliza será la cantidad de US$2,000,000.00 Dólares, Moneda de los Estados Unidos de América y deberá estar vigente, con anterioridad a la Ocupación Benéfica según se define en la Cláusula III B. anterior.

B.Incendio y Seguros Adicionales. Durante el Término de Arrendamiento el ARRENDADOR a costa del ARRENDATARIO, deberá obtener y mantener en vigor, por el costo total de reposición de las Mejoras del ARRENDADOR, así como cualesquier Mejora Contractual una póliza o the Lease Term, LESSOR shall, at the expense of LESSEE, obtain and maintain in full force a policy of comprehensive liability insurance policy including property and environmental damage, that insures LESSEE and LESSOR (and such other agents or employees of LESSOR, LESSOR’s subsidiaries or affiliates, or LESSOR’s assignees or any nominee of LESSOR holding any interest in the Leased Property, including without limitation, the holder of any mortgage encumbering the Leased Property) against liability for injury to persons and property and for death of any person occurring in or about the Leased Property. The liability to such insurance shall be in the amount of $2,000,000.00 (two million Dollars 00/100 U.S. Currency), and shall be in effect prior to or upon Beneficial Occupancy, as said term is defined in Clause III B. above.

A.1. During the Lease Term, LESSEE shall, at its own cost and expense, obtain and maintain in full force a policy of comprehensive liability insurance policy including property and environmental damage, that insures LESSEE (and such other agents or employees of LESSEE, LESSEE’s subsidiaries or affiliates, or LESSEE’s assignees or any nominee of LESSEE holding any interest in the Leased Property, including without limitation, the holder of any mortgage encumbering the Leased Property) against liability for injury to persons and property and for death of any person occurring in or about the Leased Property. The liability to such insurance shall be in the amount of $2,000,000.00 Dollars U.S. Currency, and shall be in effect prior to or upon Beneficial Occupancy, as said term is defined in Clause III B. above.

B. Fire and Other Insurance. During the Lease Term, LESSOR shall, at the expense of LESSEE, obtain and maintain in full force, for the full replacement value of LESSOR’s Improvements as well as all Contractual Improvements, a policy or policies of insurance for fire, lightning, explosion, falling aircraft,

pólizas de seguro contra incendio, rayo, explosión, accidentes de aviación, humo, tormenta, temblor, granizo, daños de vehículos, erupción volcánica, huelgas, conmoción civil, vandalismo, motín, acto malicioso, remoción de escombros, calderas de vapor u objetos de presión o rotura de maquinaria, si es aplicable e inundación, que proteja la totalidad de la Propiedad Arrendada, incluyendo en forma enunciativa y no limitativa el Edificio y su acondicionamiento interior. El ARRENDADOR también obtendrá a costo del ARRENDATARIO y mantendrá seguro de rentas y cuotas de mantenimiento en una cantidad equivalente a seis (6) meses de renta y cuotas de mantenimiento, según se estipula en el presente, a favor del ARRENDADOR. El ARRENDATARIO será responsable de mantener asegurados todos los bienes de su propiedad. Excepto por lo que se refiera a seguros sobre la propiedad del ARRENDATARIO, el ARRENDADOR o quien asigne deberá nombrarse beneficiario de todas y cada uno de los pagos resultantes de tales pólizas.

B.1. Responsabilidad Civil Arrendatario. Durante el Término del Arrendamiento, y hasta por un importe que no sea inferior a US$2’000,000.00 Dólares, Moneda de los Estados Unidos de América, el ARRENDATARIO deberá contratar y mantener vigente a su exclusiva cuenta y gasto, una póliza (s) de Responsabilidad Civil del Arrendatario, por la cual se amparen los daños y daños consecuenciales incluyendo pero no limitado a la remoción de escombro, ocasionados a la Propiedad Arrendada por el ARRENDATARIO (siendo este el asegurado), con motivo de un incendio, explosión o cualquier siniestro que resulte como una consecuencia de las actividades realizadas dentro o alrededor de la Propiedad Arrendada o el Parque Industrial y que le sean imputables al ARRENDATARIO.

C. Forma, Pago y Entrega de Pólizas. Cada póliza de seguro a que se refieren los párrafos anteriores será expedida en las formas aprobadas por la Secretaria de Hacienda y Crédito Público y/o cualesquier autoridad competente y suscrita con una o más compañías autorizadas para expedir pólizas de seguros en Mexicali, Baja California, México y deberán en todo caso estipular que las mismas no estarán sujetas a cancelación o modificación, sino previa autorización del ARRENDADOR por escrito. El smoke, windstorm, earthquake, hail, vehicle damage, volcanic eruption, strikes, civil commotion, vandalism, riots, malicious mischief, debris removal, steam boiler or pressure objects or machinery breakage if applicable, and flood insurance, on all the Leased Property, including but not limited to the shell Building and interior fit-up. LESSOR shall also obtain at LESSEE’s expense, and maintain, rental and maintenance fee insurance in the amount of six (6) months rents and maintenance fees, provided for herein in favor of LESSOR. LESSEE shall be responsible for maintaining insurance on all of LESSEE’s property. Except for insurance upon LESSEE’s property, LESSOR or its appointee shall be named beneficiary of any and all proceeds from any such policy or policies.

B.1. Civil Liability of Lessee. During the Lease Term and for an amount not to be inferior to US$2’000,000.00 Dollars, currency of the United States of America, LESSEE shall at its exclusive cost and expense, obtain and maintain in full force, a policy or policies for Civil Liability of Lessee, that covers damages and consequential damages, including but not limited to debris removal, caused to the Leased Property by LESSEE (appearing as insured), as a result of fire, explosion or other sinister that results as a consequence of the activities performed within or about the Leased Property or the Industrial Park and that are attributable to LESSEE.

C. Form and Delivery of Policies. Each insurance policy referred to in the preceding paragraphs shall be in a form approved by the Ministry of Treasury and Public Credit and/or any corresponding authority and written with one or more companies licensed to do insurance in Mexicali, Baja California, Mexico, and shall provide that it shall not be subject to cancellation or change except prior written authorization from LESSOR. LESSOR will deliver to LESSEE a copy of such policies, together with copies of payment receipts of the premiums thereof, or, at its election, a pre-invoice

ARRENDADOR entregará al ARRENDATARIO una copia de dichas pólizas junto con el recibo de pago de las primas o a su elección, una prefactura preparada por la compañía aseguradora de que se trate a nombre del ARRENDATARIO para el reembolso al ARRENDADOR de dichos gastos o pago a la referida compañía aseguradora según corresponda. El ARRENDATARIO acepta y se obliga a pagar, en su caso, tales importes inmediatamente que sea requerido por el ARRENDADOR. Si el ARRENDATARIO lo prefiere y previa autorización expresa y por escrito del ARRENDADOR, el ARRENDATARIO podrá obtener pólizas de seguro que cubran todos los riesgos que se estipulan en el presente y proveerá al ARRENDADOR con copia de tales pólizas que en todo caso nombrarán al ARRENDADOR como coasegurado. La falta de reembolso oportuno por parte del ARRENDATARIO generará un interés moratorio del diez por ciento (10%) mensual, aplicable al monto correspondiente.

D.Seguros Adicionales. El ARRENDATARIO deberá obtener y mantener en vigor aquellos seguros adicionales que el ARRENDADOR requiera, de tiempo en tiempo, de acuerdo con las disposiciones de esta Cláusula y con el objeto de asegurar en forma adecuada y oportuna al ARRENDADOR en cuanto al valor de reposición prevaleciente de la Propiedad Arrendada.

E.Renuncia de Subrogación. Las partes se liberan de manera reciproca así como a sus respectivos representantes autorizados, de cualquier reclamación por daños a: cualquier persona; a la propiedad arrendada y a sus accesorios; propiedad personal; mejoras del ARRENDATARIO y cualquier otra mejora ya sea a la propiedad del ARRENDADOR o del ARRENDATARIO en las instalaciones, que sean causados por o como resultado de riesgos asegurados contenidos en cualesquier póliza de seguro contratada por las partes y en vigor al momentó de cualquier daño. Si cualquiera de las partes contrata seguro, la póliza deberá establecer que la compañía de seguros renuncia a todo derecho de recuperación via subrogación contra cualquiera de las partes en relación con cualquier daño cubierto por cualesquier póliza. Si una de las partes no puede obtener dicha renuncia de subrogación a través de esfuerzos razonables, deberá obtener un seguro nombrando a la otra parte como coasegurada en los terminus de su póliza para cumplir la intención de esta disposicidn.

document prepared by the insurance company in the name of LESSEE for either reimbursement to LESSOR of such expenses or payment to the referred insurance company, as applicable. LESSEE accepts and hereby agrees to pay such amounts immediately upon LESSOR’s request. If LESSEE prefers and provided prior express written authorization of LESSOR, LESSEE may obtain insurance policies covering all risks as provided in this Agreement and shall provide LESSOR with a copy of such policies that in all cases shall name LESSOR as additional insured. LESSEE’s failure to timely reimburse or pay insurance premiums as presented by LESSOR, will generate a ten percent (10%) monthly late payment fee applicable to the corresponding amount.

D.Additional Insurance. LESSEE shall obtainand maintain in full force and effect such additional amounts of insurance as may be required by LESSOR, from time to time, in accordance with the provisions of this Clause VI, and in order to adequately and properly insure LESSOR of and for the then current replacement value of the Leased Property.

E.Waiver of Subrogation. The parties release each other and their respective authorized representatives, from any claims for damages to: any person; to the Leased Property and to its fixtures; personal property; tenant’s improvements and all other improvements of either LESSOR or LESSEE’S in or on the premises, that are caused by or result from risks insured contained under any of the insurance policies carried by the parties and in force at the time of any such damage. If either party purchases insurance, the policy shall provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. If a party hereto cannot obtain such waiver of subrogation through reasonable efforts, it shall obtain insurance naming the other party as a coinsured under its policy in order to accomplish the intent of this provision.

VII.INSTALACIONES POR EL ARRENDATARIO.

A. El ARRENDATARIO a su costa, y siempre en estricta observancia del Reglamento del Parque Industrial y el referido Manual de Mantenimiento que se agrega al presente marcado como Anexo “G”, podrá instalar y remover en la Propiedad Arrendada los accesorios, equipo y muebles que considere necesarios para el desempeńo de la actividad industrial que se detalla en la Cláusula I del presente; siempre y cuando sean instalados y retirados sin dańar la integridad estructural de la Propiedad Arrendada, incluidas el Edificio y las Mejoras del Arrendador. Dichos accesorios, equipo y muebles permanecerán propiedad del ARRENDATARIO y deberán ser removidos completamente por el ARRENDATARIO previo al vencimiento del Término de Arrendamiento o a la terminación anticipada de este Contrato, a menos que el ARRENDATARIO no cumpla con este Contrato de Arrendamiento, en cuyo caso las mismas quedarán en beneficio del ARRENDADOR, libre de todo costo y sin mas formalidad que la notificación que por escrito se haga del incumplimiento.

El ARRENDATARIO asimismo, podrá instalar mejoras temporales en el interior, en lo sucesivo Mejoras del ARRENDATARIO, de las Mejoras del ARRENDADOR, incluyendo el Edificio, siempre y cuando dichas mejoras sean instaladas y removidas sin dańar la estructura de las Mejoras del Arrendador. Dichas Mejoras continuarán siendo propiedad del ARRENDATARIO y deberán ser removidas totalmente por el ARRENDATARIO al vencimiento del término de este Contrato o terminación anticipada del mismo, salvo que el ARRENDATARIO se encuentre en incumplimiento en cuyo caso las mismas quedarán en beneficio del ARRENDADOR, libre de todo costo y sin mas formalidad que la notificación que por escrito se haga del incumplimiento. El ARRENDATARIO deberá reparar conforme al Manual de Mantenimiento y a su costa, todos los dańos ocasionados por la instalación o remoción de accesorios, equipo, muebles o mejoras temporales.

Convienen las partes que en caso de que los accesorios, equipo, muebles y las mejoras temporales llevadas a cabo por El

VII. INSTALLATIONS BY LESSEE.

A. LESSEE may, at its expense, and always in strict observance of the Industrial Park Regulations and the aforementioned Maintenance Manual attached hereto marked as Exhibit “G”, install and remove on the Leased Property, such trade fixtures, equipment and furniture as it may deem necessary, for performance of the industrial activity as per Clause I above; provided that such items are installed and are removable without damage to the structural integrity of the Leased Property, including the Building and LESSOR’s Improvements. Said trade fixtures, equipment and furniture shall remain LESSEE’s property and shall be completely removed by LESSEE on or before the expiration date of the Lease Term or extensions thereof or upon anticipated termination hereof, unless LESSEE is in default hereunder, in which case the same will remain in benefit of LESSOR, free of any and all costs without any formalities other than the written notice of default.

LESSEE may also install temporary improvements in the interior (LESSEE’s Improvements), including within the Building, provided that such improvements are installed and are removable without damage to the structure of LESSOR’s Improvements. Such LESSEE’s Improvements shall remain property of LESSEE and shall be completely removed by LESSEE on or before the expiration date of the Lease Term or extension thereof or upon anticipated termination hereof, unless LESSEE is in default hereunder, in which case the same will remain in benefit of LESSOR, free of any and all costs without any formalities other than the written notice of default. LESSEE shall repair in accordance to the Maintenance Manual and at its own cost, all damages caused for the installation or removal of trade fixtures, equipment, furniture or temporary improvements.

The parties agree that in the event trade fixtures, equipment, furniture and temporary improvements performed by LESSEE, remain, upon termination of this Lease, for a period of ten (10) calendar days as of the date of termination hereof within the Leased Property,

ARRENDATARIO, permanezcan en la Propiedad Arrendada, no obstante la obligación aqui asumida por el ARRENDATARIO, por un plazo de diez (10) dlas naturales, contados a partir de que haya terminado el presente por la causa que fuere, las mismas quedaran en beneficio del ARRENDADOR, libres de todo costo y sin que medie procedimiento alguno para ello, sin perjuicio de que el ARRENDATARIO esté obligado al pago de su remoción, en su caso y sin perjuicio de cualesquier acción que se pueda ejercer.

VIII. REPARACIONES, ALTERACIONES Y MEJORAS.

A. ARRENDADOR.

1. - Después de recibir notificación por escrito del ARRENDATARIO, el ARRENDADOR, a su costa deberá, interfiriendo lo menos posible con el ARRENDATARIO en el uso, deterioro y dańo normal de la Propiedad Arrendada, proceder en forma diligente a reparar cualesquier defecto estructural en el techo o paredes de soporte exteriores del Edificio construidas por el ARRENDADOR, excepto por los dańos causados por el ARRENDATARIO o sus contratistas. El ARRENDADOR no será responsable de dańo alguno y no estará obligado a realizar ninguna reparación originada por actos negligentes, omisiones o actividades industriales de EL ARRENDATARIO, sus empleados, agentes, invitados o contratistas. El ARRENDADOR no tendrá obligatión adicional alguna de mantenimiento o reparación de cualquier otra porción de la Propiedad Arrendada. El ARRENDADOR no será responsable ante el ARRENDATARIO por cualesquier dańo que resultare del incumplimiento por parte del ARRENDADOR de hacer las reparaciones, salvo que el ARRENDATARIO haya notificado por escrito con acuse de recibo al ARRENDADOR de la necesidad de tales reparaciones, y el ARRENDADOR, por causas que le sean directamente imputables, no haya iniciado tales reparaciones dentro del término de diez (10) dlas naturales siguientes a la notificación. Cualesquier gotera que se presente durante el Primer Ańo del Término Inicial en el techo ocasionada por defecto de constmcción será reparada por el ARRENDADOR excepto cuando sean por causa de acciones u omisiones del ARRENDATARIO. Si la gotera ocurre después del Primer Ańo del Término Inicial, salvo que se demuestre inequlvocamente que la misma es por defecto de notwithstanding the obligation herein assumed by LESSEE, regardless of the cause of such termination, the same will remain in benefit of LESSOR, free of any and all costs, without the need of any proceeding for such purpose, notwithstanding the fact that LESSEE is obligated to pay for their removal when applicable and notwithstanding any other actions that may be filed.

VIII. REPAIRS, ALTERATIONS AND IMPROVEMENTS.

A. LESSOR

1.- After receipt of written notice from LESSEE, LESSOR at its expense shall with minimum interference of LESSEE’s normal use, wear and damage of the Leased Property, diligently proceed to repair any structural defects in the roof or exterior bearing walls of the Building, built by LESSOR, excepting damages caused by LESSEE or LESSEE’s contractors. LESSOR shall not be liable for any damages, and shall not be obligated to make any repairs caused by any negligent acts, omissions, or industrial activities of LESSEE, its employees, agents, invites, or contractors. LESSOR shall have no other obligation to maintain or repair any other portion of the Leased Property. LESSOR shall not be liable to LESSEE for any damage resulting from LESSOR’s failure to make repairs, unless LESSEE has provided written notice with receipt acknowledgement to LESSOR of the need for such repairs, and LESSOR for causes directly attributable to LESSOR, has failed to commence such repairs within ten (10) calendar days after said notice has been given. Any leak that is present during the First Year of the Initial Term, in the roof resulting from construction defects will be repaired by LESSOR unless the same are caused by any actions or omissions of LESSEE. If the leak occurs after the First Year of the Initial Term, such leak will be repaired by LESSEE, unless it is unequivocally proven the leak was caused due to construction defects. It is understood that any damages caused by any such leaks either to the materials or equipment or any property of LESSEE shall not be the responsibility of LESSOR. Consequently LESSEE shall maintain an insurance policy to cover any such items, and releases LESSOR of any liability thereof pursuant with Clause VI above.

construcción, será reparada por el ARRENDATARIO. Sin embargo, se entiende que cualesquier dańo causado por motivo de dichas goteras tanto a los materiales o al equipo o a cualquier posesión del ARRENDATARIO no será responsabilidad del ARRENDADOR. En consecuencia el ARRENDATARIO deberá mantener vigente una póliza de seguro que cubra tales bienes, y libere al ARRENDADOR de cualesquier responsabilidad que se menciona, de conformidad con la Cláusula VI anterior.

2. - En caso de que el ARRENDADOR no lleve a cabo las reparaciones a que se refiere el párrafo anterior, el ARRENDATARIO podrá, sin que le sea obligatorio y previa autorización que por escrito le otorgue el ARRENDADOR, efectuar o hacer los arreglos necesarios para que se efectúen tales reparaciones, y el ARRENDADOR deberá, al requerírsele, pagar de inmediato el costo de las reparaciones que haya autorizado.

B.- ARRENDATARIO.

1. - El ARRENDATARIO, a su costa, deberá conservar y mantener en buenas condiciones y reparar, conforme a lo establecido en el Manual de Mantenimiento excepto por cuanto hace el uso y deterioro normal, todas las partes de la Propiedad Arrendada que no sean obligación del ARRENDADOR en términos de la presente Cláusula, incluyendo en forma enunciativa y no limitativa las demas Mejoras del ARRENDADOR y las Mejoras del ARRENDATARIO, así como las instalaciones de plomería y drenaje y otros servicios que se encuentren dentro y sirven a la Propiedad Arrendada, enseres, divisiones, cielos, paredes (interiores y exteriores incluyendo pintura. tantas veces como sea necesaria), pisos, anuncios, puertas, ventanas, cristales, implementos de acondicionamiento térmico y todas las demás reparaciones de cualquier tipo y motivo que sea necesario hacer a la Propiedad Arrendada. El ARRENDATARIO, a su costa, reparará todas las goteras en techos excepto aquellas causadas por defectos estructurales de los mismos. Las instalaciones de plomería y drenaje no podrán ser usadas para fines diversos a aquellos para las que fueron implementadas, en el entendido de que toda descarga a la red Principal del Parque Industrial necesariamente tendrá que ser tratada previamente por el ARRENDATARIO para cumplir con la NOM-002-SEMARNAT-1996, Que establece los límites máximos permisibles de contaminantes en las descargas de aguas residuales a los sistemas de

2.- If LESSOR fails to make the repairs described in the preceding paragraph, LESSEE may, but shall not be required to, make or cause such repairs, to be made with prior written authorization granted by LESSOR, and LESSOR shall, on demand, immediately pay to LESSEE the actual cost of repairs performed.

B. - LESSEE

1- LESSEE, at its expense, shall keep and maintain in good order and repair, except for normal wear and tear, as determined in the Maintenance Manual, all of the Leased Property, that is not within LESSOR’s obligations in the terms of this Clause to maintain, including but not limited to the rest of LESSOR’s Improvements and LESSEE’s Improvements as well as plumbing, sewage and other services that are within and that serve the Leased Property, as well as fixtures, partitions, walls (interior and exterior, including painting as often as necessary), floors, ceilings, signs, doors, windows, plate glass, thermal conditioning implements and all other repairs of all kinds and for all causes as necessary to perform on the Leased Property. LESSEE at its expense shall repair all leaks in ceilings except those caused by construction defects. The plumbing and sewage facilities shall not be used for any other purpose than that for which they were installed, in the understanding that all discharges into the Industrial Park’s main sewage line shall necessarily be treated previously by LESSEE in compliance with NOM-002-SEMARNAT-1996, That establishes the maximum permitted limits of pollutants in residual water discharges into the sewage systems. Any modification to the existing system shall require written authorization of LESSOR. The expense of any breakage, stoppage or damage resulting from a violation of this provision, shall be borne by LESSEE, thus LESSEE hereby indemnifies and holds LESSOR harmless from any claim, loss, damage or expense, including reasonable attorney fees alcantarillado. Cualquier modificación al sistema existente requerirá la autorización por escrito del ARRENDADOR. El costo de cualquier descompostura, obstaculización o dańo resultante de una violación a esta estipulación será pagado por el ARRENDATARIO, por consiguiente el ARRENDATARIO en este acto indemniza y mantiene a salvo al ARRENDADOR, respecto de cualesquier reclame, pérdida, dańo o gasto incluyendo honorarios de abogado razonables, reclamados a, o sufridos por el ARRENDADOR que resulte del incumplimiento de cualesquiera de las obligaciones del ARRENDATARIO. El ARRENDATARIO podrá almacenar temporalmente basura dentro de la Propiedad Arrendada conforme a lo previsto en el Reglamento del Parque Industrial, debiendo programar recolecciones de basura periódicas a cuenta y gasto de éste. Con excepción de la generación ordinaria de basura y desechos de procesos de acuerdo con el Reglamento aplicable, el ARRENDATARIO no podrá almacenar otra clase de basura o desechos dentro de la Propiedad Arrendada, a excepción de los espacios designados para ello en términos del Reglamento del Parque Industrial, debiendo hacer los arreglos necesarios para su recolección regular y periódica a costa del ARRENDATARIO. El ARRENDATARIO no deberá incinerar material alguno, incluyendo basura de especie alguna en la Propiedad Arrendada o en el Parque Industrial o cerca de él. El ARRENDATARIO debe mantener todas las partes de la Propiedad Arrendada y aquellas áreas adjuntas de la Propiedad Arrendada en condiciones de limpieza, aseo y orden, libre de basura, desecho de procesos, escombro y obstrucción en términos del referido Reglamento del Parque Industrial. El ARRENDATARIO bajo ninguna circunstancia, deberá estacionar o permitir que sus empleados, agentes, comisionistas, proveedores o contratistas estacionen vehiculos, camiones o trailers o que realicen maniobras incluyendo pero no limitado a las de carga y descarga de materiales, a lo largo de las avenidas, calles o áreas comunes del Parque Industrial.

2.- El ARRENDATARIO mantendrá la Propiedad Arrendada libre de todo gravamen o embargo que resulte de actos u omisiones del ARRENDATARIO, incluyendo aquellos derivados de sus relaciones laborales o relaciones con agentes, comisionistas, etc., y actos o de la construcción hecha u ordenada por el ARRENDATARIO. Sin embargo, si por cualesquier razón, las obligaciones en que incurra asserted against or suffered by LESSOR which arises from breach of any of LESSEE’s obligations herein. LESSEE shall store all trash only temporarily within Leased Property (see Park Rules and Regulations, Exhibit “E”), and shall arrange for the regular pick-up of trash at LESSEE’s expense. Except for the ordinary generation of trash and scrap to processed in accordance to applicable regulations, LESSEE shall not in any form store any kind of trash or scrap within the Leased Property, except for the places designated for such purposes in terms of the Industrial Park Regulations, with LESSEE having to make arrangements for its regular and periodic collection at its own cost. LESSEE shall not burn any trash of any kind in or about the Leased Property or the Industrial Park. LESSEE must maintain all parts of the Leased Property in a neat, clean and orderly condition, and those areas adjoining the Leased Property free of garbage, scrap, debris and obstruction items in terms of the Industrial Park Regulations. LESSEE shall not under any circumstances park its vehicles or allow its employees, agents, commissioners, suppliers or contractors to park its vehicles, trucks or trailers along the avenues, streets or common areas or that they perform operations including but not limited to mounting and dismounting of materials.

2.- LESSEE shall keep the Leased Property free and clear of all encumbrances and liens arising out of acts or omissions of LESSEE, including those that are consequence of its labor relations or relations with agents, commissioners, etc., and acts or construction done or ordered by LESSEE. However, if for any reason, particularly obligations incurred by LESSEE with any third party, or any other act or omission by LESSEE, LESSOR is made liable or involved in litigation, LESSEE shall hold harmless and indemnify LESSOR including any costs and expenses, and el ARRENDATARIO con cualquier tercera persona, o cualesquier otro acto u omisión del ARRENDATARIO, el ARRENDADOR es hecho responsable o involucrado en litigio, el ARRENDATARIO mantendrá a salvo e indemnizará al ARRENDADOR incluyendo cualesquier costo, gasto, y honorarios de abogados en que incurra en razón de lo anterior. En caso de que el ARRENDATARIO no libere totalmente cualesquiera de dichos gravámenes o embargo dentro de los treinta (30) días naturales siguientes a la fecha de su constitución, o no proporcione una fianza aceptable al ARRENDADOR, a su elección en caso de litigio, el ARRENDADOR podrá, a su opción, pagar todo o parte del mismo. En caso de que el ARRENDADOR pague tal gravamen o embargo, o una parte del mismo, el ARRENDATARIO deberá, a solicitud del ARRENDADOR, pagar de inmediato al ARRENDADOR el monto de lo pagado, junto con intereses a razón del diez por ciento (10%) mensual a partir de la fecha de pago. Ningún gravamen o embargo derivado de actos u omisiones del ARRENDATARIO deberá en forma alguna gravar o afectar los derechos del ARRENDADOR sobre la Propiedad Arrendada.

3.- El ARRENDATARIO, a su costo, deberá mantener vigente en todo tiempo, una póliza de mantenimiento por el equipo proporcionado por el ARRENDADOR incluyendo de manera enunciativa y no limitativa, el equipo de refrigeración y aire acondicionado, aire comprimido e instalaciones eléctricas que incluyan subestaciones eléctricas y alumbrado exterior e interior; el ARRENDATARIO entregará al ARRENDADOR una copia de la póliza de mantenimiento dentro de los veinte (20) días naturales siguientes a la Fecha de Inicio de conformidad con el Manual de Mantenimiento

4.- Cualesquier trabajo que el ARRENDATARIO pretenda iniciar en la Propiedad Arrendada en los términos del presente párrafo, requerirá la notificación por escrito del ARRENDATARIO al ARRENDADOR con por lo menos treinta (30) días naturales de anticipactón a aquel en que pretenda iniciar.

Tratándose de trabajos que impliquen cualesquier constructión, alteración, mejora o adición a la Propiedad Arrendada fuera del edificio y/o afectando la integridad estructural de la Propiedad Arrendada, incluyendo pero no limitado a las paredes exteriores y techo de la Propiedad Arrendada, independientemente de su costo, el reasonable attorney’s fees incurred by reason thereof. Should LESSEE fail to fully discharge any such encumbrances or liens within thirty (30) days after the date the same appears of record or fail to provide a bond acceptable to LESSOR, LESSOR, at its option, may pay all or any part thereof. If LESSOR pays any such lien or encumbrances or any part thereof, LESSEE shall, on demand, immediately pay LESSOR the amount so paid, together with interest at the rate of ten percent (10%) per month from the date of payment. No lien or encumbrance any character whatsoever created by and act or omission by LESSEE shall in any way affect the rights of LESSOR regarding clear title to the Leased Property.

3.- LESSEE, at its expense, shall have active all the time a maintenance policy, for the all the equipment provided by LESSOR such as but not limited to refrigeration and air conditioning equipment, compressed air and electrical equipment and installations that include electrical substations and external and internal lighting; LESSEE shall deliver to LESSOR a copy of the maintenance policy, within 20 days following Commencement Date in compliance with the Maintenance Manual.

4.- Any and all works, other than works that LESSEE intends to initiate in the Leased Property in the terms of this paragraph, shall require written notice from LESSEE to LESSOR with at least thirty (30) calendar days in advance to that in which it intends to initiate.

When dealing with works that require any construction, alterations, improvements or additions to the Leased Property outside the building and/or affecting the structural integrity of the Leased Property including but not limited to the exterior load bearing walls and roof of the Leased Property, regardless of its cost, LESSEE shall require in addition to the above, to present LESSOR, also with at least thirty (30) days in advance to that in which it intends to initiate,

ARRENDATARIO requerirá además de lo anterior presentar al ARRENDADOR igualmente con por lo menos treinta (30) días naturales de anticipación a aquel en que pretenda iniciar los mismos, los planos, especificaciones y licencia de construcción. El ARRENDADOR los analizará en un tiempo prudente y resolverá respecto de la autorización que en su caso entregará por escrito, y sin la cual el ARRENDATARIO no podrá hacer construcción, alteración, mejora o adición alguna incluyendo pero no limitado a las paredes exteriores y techo de la Propiedad Arrendada. En cualquier caso, el ARRENDATARIO no deberá dañar ningún piso, pared, techo, mamparas o cualesquier trabajo de madera, piedra o herrería en o alrededor de la Propiedad Arrendada, en relación con los trabajos aquí referidos, (ver Anexo “G”, Manual de Mantenimiento).

En términos de lo anterior, queda claramente entendido que mediante la aprobación de los planos y especificaciones de cualesquier construcción, alteraciones, mejoras o adiciones, el ARRENDADOR no asume responsabilidad alguna por el cumplimiento técnico del proyecto o las obras, con los términos y especificaciones que se establecen en los lineamientos contenidos en el Reglamento del Parque Industrial, Anexo “E”

IX.- SERVICIOS PUBLICOS.

Durante el Término de este Contrato de Arrendamiento, el ARRENDATARIO deberá pagar de inmediato y puntualmente todos y cada uno de los servicios públicos y cualesquiera otros proporcionados a la Propiedad Arrendada, incluyendo en forma enunciativa y no limitativa, cargos por servicio de agua, gas, etectricidad y teléfono. Todos los contratos necesarios para la instalación de cualesquier servicio a la Propiedad Arrendada incluyendo en forma enunciativa y no limitativa, eliminación de residuos, suministro de agua, drenaje y cuotas de conexión de teléfono si las hubiere, asl como cualquier cargo por la instalación de KVAs por la Comisión Federal de Electricidad y sus cuotas de conexión y cargos por uso serán pagadas en su totalidad por el ARRENDATARIO. Cuando sea requerido, el ARRENDADOR asistirá al ARRENDATARIO en la celebración de los citados contratos. Igualmente, en caso de que la capacidad instalada o disponible de cualesquier servicio como puede ser de manera enunciativa y no limitativa, los derechos de conexión, capacidad de suministro y uso de agua potable, drenaje, KVAs en la Propiedad Arrendada sea insuficiente, el layouts, specifications and construction license. LESSOR will analyze in prudent time and will resolve with respect to authorization, in which case, if granted it will be delivered in writing and without which LESSEE cannot perform any construction, alterations, improvements or additions including but not limited to the exterior walls and roof of the Leased Property. In any event LESSEE shall not damage any floors, walls, ceilings, partitions, or any wood, stone or ironwork on or about the Leased Property in connection with the works herein referred (see Exhibit “G”, Maintenance Manual).

In terms of the above, it is clearly understood that by approving the layouts and specifications of any construction, alterations, improvements or additions, LESSOR does not assume any responsibility in regards to compliance of the technical project or of the works, with the terms and specifications established in the guidelines contained in the Industrial Park Regulations Exhibit “E”

IX.- UTILITY SERVICES.

During the term of this Lease Agreement, LESSEE shall immediately and timely pay for any and all public and other utilities and related services furnished to the Leased Property, including but not limited to, water, gas, electricity and telephone charges. All contracts necessary for the installation or provision of any services to the Leased Property including but not limited to waste disposal, water provision, drainage and telephone hook-up fees if any, as well as any KVA installation charge by the Mexican Federal Electricity Commission and its electricity hook-up fees usage charge will be covered by in full by LESSEE. When required, LESSOR will assist LESSEE in the procurement of said contracts. Also, in the event that the installed or available capacity of any service including but not limited to water and sewage connection rights and capacity of supply and usage of potable water, drainage, KVA’s in the Leased Property is insufficient, LESSEE at its own cost and expense, prior written authorization of LESSOR provided, same which shall at all times consider feasibility of the Industrial Park’s capacity, so as to not compromise its then current or future requirements, will perform necessary adjustments, same which will remain in benefit of

ARRENDATARIO a su cuenta y gasto, previa autorización por escrito del ARRENDADOR, misma que en todo caso considerará la factibilidad de la capacidad del Parque Industrial, de forma que no comprometa sus entonces actuales o futuros requerimientos, hará las adecuaciones necesarias quedando estas en beneficio de la Propiedad Arrendada sin costo ni formalidad alguna adicional a lo que requiera el proveedor. Igualmente cuando las mismas excedan el requerimiento del ARRENDATARIO, será su responsabilidad y bajo su cuenta y gasto realizar cualquier ajuste al efecto, asl como la restitución a la capacidad original que recibió, una vez que por la causa que fuere se de por terminado el presente Contrato. El ARRENDATARIO en este acto indemniza y mantiene a salvo al ARRENDADOR, respecto de cualesquier reclamo, pérdida, dańo o gasto incluyendo honorarios de abogado razonables, reclamados a, o sufridos por el ARRENDADOR que resulte de una acción emprendida por el ARRENDATARIO en términos de la presente Cláusula o como resultado del incumplimiento de cualesquiera de las obligaciones del ARRENDATARIO

En caso de que el ARRENDADOR hubiere pagado por adelantado derechos de conexión por concepto de agua, drenaje sanitario, gas, teléfono, KVAs o cualquier otro servicio, el ARRENDATARIO deberá rembolsar a EL ARRENDADOR dichos costos de acuerdo a los precios establecidos por la dependencia que corresponda. El ARRENDADOR tendrá siempre el primer derecho de compra sobre la adquisición de cualquier servicio o capacidad de carga adquirida previamente por EL ARRENDATARIO.

X.- DERECHO DE PASO.

En este acto se le otorga al ARRENDADOR derecho de paso sobre, a través y por debajo de la Propiedad Arrendada, para entrar, salir, hacer instalaciones, reposiciones, reparaciones y mantenimiento de todos los servicios, incluyendo en forma enunciativa y no limitativa agua, gas, teléfono y cualesquiera otros sistemas de electricidad, asi como antenas de radiocomunicación y televisión sirviendo en la Propiedad Arrendada. En virtud de este derecho de paso, queda expresamente permitido a la compańía de teléfonos y/o electricidad la instalación y mantenimiento de postes y otro equipo necesario sobre la Propiedad Arrendada;

the Leased Property free of any cost and without any formalities other than those required by the service provider. Also, when the same exceeds the requirements of LESSEE, it will be LESSEE’S responsibility, cost and expense, to perform any adjustment to the effect as well as the restitution to the original capacity received, once that, for any reason this Agreement is terminated. LESSEE hereby indemnifies and holds LESSOR harmless from any claim, loss, damage or expense, including reasonable attorney fees asserted against or suffered by LESSOR which arises from an action undertaken by LESSEE in terms of this clause or as a result of breach of any of LESSEE’S obligations herein In case that LESSOR have paid in advance the hook up fees for water, sewage, gas, telephone, KVAs o any other utility service, LESSEE shall reimburse to LESSOR such amounts in terms of the prices established by the corresponding entity. LESSOR will always maintain the first right to purchase over the acquisition of any service or charge capacity previously acquired by LESSEE.

X.- RIGHT OF WAY.

LESSOR is hereby granted a right-of-way upon, across, and under the Leased Property to enter, exit, make installations, replacements, repair and maintain all utilities, including but not limited to water, gas, telephone, all electricity and any television or radio antenna system serving the Leased Property. By virtue of this right-of-way it shall be expressly permissible for the electrical and/or telephone companies to erect and maintain the necessary poles and other necessary equipment on the Leased Property; provided, that in exercising any right LESSEE may have under this Clause, LESSOR agrees to cause only a minimum interference with LESSEE’S use and possession of the Leased Property.

XI.- ASSIGNMENT AND SUBLETTING.

en el entendido que al ejercitar cualquier derecho otorgado al ARRENDATARIO en esta Cláusula, el ARRENDADOR conviene en causar solamente la interferencia minima con la posesión y uso por parte del ARRENDATARIO de la Propiedad Arrendada.

XI.- CESION Y SUBARRENDAMIENTO.

A.- El ARRENDATARIO tendrá el derecho, mediante autorización previa y por escrito del ARRENDADOR, de ceder o transferir este Contrato de Arrendamiento o cualesquier interés en el mismo, o permitir el uso de la Propiedad Arrendada, siempre y cuando el ARRENDATARIO se encuentre al corriente en el cumplimiento de sus pagos de rentas u otras obligaciones. En caso de dicha cesión, traspaso o subarrendamiento, el ARRENDATARIO y quien otorgue la Garantía a que se refiere la Cláusula XXVI-N del presente, seguirán siendo responsables de todas sus obligaciones establecidas en el presente Contrato de Arrendamiento. Sin perjuicio de lo anterior, en tratándose de cesión de derechos o traspaso, exclusivamente, el ARRENDATARIO será liberado de sus obligaciones asumidas en el presente y el Garante será liberado de la obligación prevista en la Cláusula XXVI-N, en ambos casos, con un nuevo Garante aceptable al ARRENDADOR.

B.- Previa notificación por escrito al ARRENDATARIO, El ARRENDADOR tendrá derecho a ceder una o varias veces, de tiempo en tiempo, todos o cualesquiera de los derechos y obligaciones del ARRENDADOR en este Contrato de Arrendamiento, o cualquier interés en el mismo, siempre y cuando dicha cesión no afecte los derechos del ARRENDATARIO de acuerdo con este Contrato y, que el ARRENDADOR continúe obligado al cumplimiento de todas y cada una de las obligaciones que asume respecto del ARRENDATARIO en este Contrato de Arrendamiento. En caso de cualquier cesión o cesiones, el ARRENDATARIO no podrá disminuir o retener el pago de las rentas a que se refiere este Contrato, entablando directamente en contra del cesionario cualquier defensa, compensación o contrademanda que el ARRENDATARIO pueda tener en contra del ARRENDADOR o de cualquier otra persona. Sin embargo, el ARRENDATARIO especificamente renuncia en este acto, con relación a la retención de la renta, a cualesquier providencia cautelar que garantice el pago de reclamaciones, en los términos que establezcan el Código Civil y el Código de Procedimientos Civiles

A.- LESSEE shall have the right, upon prior written authorization from LESSOR, to assign or transfer this Lease Agreement or any interest therein or to permit the use of the Leased Property, provided, however, that LESSEE is not in default in the payment of rents or other obligations. In the event of any such assignment, transfer or sublease, LESSEE and Guarantor referred to in Clause XXVI-N herein, shall remain liable for all its obligations under this Lease Agreement. Notwithstanding the former, when dealing exclusively with assignment of rights or transfer, LESSEE will be released of its obligations herein assumed and Guarantor will be released of the obligation imposed on Clause XXVI-N, in both cases, by a new Guarantor acceptable to LESSOR.

B. - Previous written notice to LESSEE, LESSOR shall have the right to assign and reassign, from time to time, any or all of the rights and obligations of LESSOR in this Lease Agreement or any interest therein, provided that no such assignment or reassignment shall impair any of the rights of LESSEE herein, and provided further, that LESSOR shall remain liable for all of its obligations under this Lease Agreement. In the event of such assignment or reassignment, LESSEE shall not diminish or withhold any of the rents payable hereunder by asserting against such assignee any defense, setoff, or counterclaims which LESSEE may have against LESSOR or any other person. However, LESSEE hereby specifically waives, with respect to withholding of rent, any preventive measures to guarantee payment of a claim, in the terms provided by the Civil Code and the Code of Civil Proceedings, both from the State of Baja California.

XII. - SUBORDINATION.

During the term of this Lease Agreement, LESSOR shall have the right to encumber its interest in the Leased Property or in this Lease Agreement for any purpose it deems convenient and LESSEE shall and hereby does subordinate del Estado de Baja California.

XII.- SUBORDINACION.

Durante el término de este Contrato de Arrendamiento, el ARRENDADOR tendrá el derecho de gravar los derechos que tiene sobre la Propiedad Arrendada o en este Contrato para los efectos que considere convenientes y el ARRENDATARIO deberá subordinar y en este acto subordina sus derechos en este Contrato y en la Propiedad Arrendada a dicho gravamen. Sin embargo, en el caso de que dichos gravámenes sean hechos efectivos o ejecutados judicialmente, el titular de los derechos derivados del gravamen deberá convenir en respetar este Contrato y aceptar el cumplimiento por parte del ARRENDATARIO de las obligaciones a que el mismo se refiere. El ARRENDATARIO deberá celebrar aquellos convenios que el ARRENDADOR solicite para confirmar esta subordinación y presentar cualesquier información financiera que se requiera en forma normal por cualesquier institución fiduciaria, banco o cualesquiera otra institución de crédito reconocida.

Una vez que el ARRENDADOR notifique por escrito al ARRENDATARIO que aquella ha cedido sus derechos sobre este Contrato a una institución financiera como garantía de cualquier deuda u otra obligación del ARRENDADOR, el ARRENDADOR no tendrá derecho a modificar este Contrato con el objeto de reducir la renta, disminuir el término o modificar o rehusar cualquier obligación substancial del ARRENDATARIO sin el consentimiento por escrito por parte de tal institución financiera. Dicha obligación continuará hasta en tanto la institución financiera haya notificado al ARRENDATARIO, por escrito, que dicha cesión ha sido terminada, en el entendido de que si el ARRENDADOR no obtiene la autorización de dicha institución financiera para llevar a cabo lo anterior, la modificación de los términos anteriormente establecidos no tendrá ningún efecto contra la institución financiera. Además, en caso de que la institución financiera notifique por escrito al ARRENDATARIO que las rentas aquí convenidas deberán ser pagadas directamente a dicha institución financiera o a su representante, el ARRENDATARIO estará obligado a pagar a dicha institución financiera o a su representante cada una de las rentas mensuales subsecuentes que venzan de acuerdo con este Contrato (asi como, en su caso, aquellas rentas no pagadas y its interest in this Lease Agreement and in the Leased Property to such encumbrances. However, in the event such encumbrances are foreclosed upon or judicially enforced, the one who holds the encumbrance shall agree to respect this Lease Agreement and accept the performance by LESSEE of its obligation hereunder. LESSEE shall execute any agreement which may be required by LESSOR in confirmation with such subordination and submit whatever public finance data may normally be requested by any trust insurance, bank or other recognized lending institution.

Once LESSOR shall have notified LESSEE in writing that the former has assigned its interest in this Lease Agreement to any lending institution as security for a debt or other obligation of LESSOR, LESSOR shall not have the power to amend this Lease Agreements so as to reduce the rent, decrease the term or modify or negate any substantial obligation without the written consent of such lending institution. Such obligation shall continue until the lending institution has notified LESSEE in writing that such assignment has been terminated, in the understanding that if LESSOR fails to obtain such lending institution’s approval to carry out the foregoing, the amendment of the terms above mentioned shall have no effect whatsoever as against such lending institution. In addition, if the lending institution shall notify LESSEE in writing requiring the payment of rents hereunder directly to such lending institution or its representative, then LESSEE shall be obligated to deposit with such lending institution or its representative each subsequent rental that may become due under this Lease Agreement (together with any unpaid rent then past due), until the date on which such lending institution notifies LESSEE authorizing payment of rent to LESSOR or other party entitled thereto. LESSEE understands and agrees that except for the advanced rental payments provided for in the Miscellaneous Section hereunder, and the security deposit mentioned in Clause XXVI-F of this Lease Agreement, LESSOR may not collect any rent more than one (1) month in advance and LESSEE, and at the request of LESSOR, shall provide a statement that no such advanced payment has been made. Such document shall be binding upon LESSEE as against the lending vencidas con anterioridad), hasta la fecha en que la institución financiera notifique al ARRENDATARIO su autorización para que las rentas se paguen al ARRENDADOR o a cualquier otra persona que tenga derecho de recibirlas. El ARRENDATARIO entiende y está de acuerdo en que con excepción del anticipo de rentas mencionado en los Acuerdos Misceláneos de este Contrato de Arrendamiento, y el depósito en garantía a que se refiere el presente Contrato, en la Cláusula XXVI-F, el ARRENDADOR no podrá cobrar por adelantado más de un (1) mes de renta y el ARRENDATARIO, a solicitud del ARRENDADOR proporcionará un documento manifestando que no ha efectuado pagos por adelantado; este documento será obligatorio para el ARRENDATARIO en relación con la institución financiera a la que este Contrato se ceda. Asimismo, la institución financiera no quedará obligada a reconocer aquellos pagos hechos al ARRENDADOR después de que el ARRENDATARIO haya recibido la notificación que lo obligue a hacer los pagos a dicha institución financiera, siempre y cuando el ARRENDADOR esté obligado a restituir dichos pagos a la institución financiera, sujeto a la tasa de interés aplicable de conformidad con el préstamo al ARRENDADOR.

XIII.- ACCESO A LA PROPIEDAD ARRENDADA.

Sin excesiva interferencia para la operación del ARRENDATARIO, el ARRENDADOR o sus representantes autorizados tendrán el derecho de entrar a la Propiedad Arrendada durante las horas de trabajo del ARRENDATARIO, y a cualquier hora en caso de emergencia, para inspeccionarla y para hacer reparaciones, y si fuera autorizado por el ARRENDATARIO, para realizar adiciones o alteraciones a la Propiedad Arrendada. Por un período que se iniciará ciento ochenta (180) días antes de la terminación de este Contrato, el ARRENDADOR, tendrá acceso a la Propiedad Arrendada con el objeto de exhibirla a posibles arrendatarios, y podrá instalar los anuncios acostumbrados “Se Vende” o “Se Renta” en la Propiedad Arrendada. Excepto en casos de emergencia, el ARRENDADOR deberá notificar oportunamente con anticipación al ARRENDATARIO antes de entrar a la Propiedad Arrendada.

XIV.- DAŃOS O DESTRUCCION.

A.-Total. En caso de que todo o una parte

institution to which this Lease Agreement may be assigned. In addition, the lending institution shall not be bound to recognize those payments made to LESSOR after LESSEE has received notice requiring payments to be made to such lending institutions, provided that LESSOR shall be bound to immediately reimburse such payments to the lending institution, subject to interest at the punitive rate of interest under the loan to LESSOR.

XIII.- ACCESS TO LEASED PROPERTY.

Without undue interference to LESSEE’s operation, LESSOR or its authorized representatives shall have the right to enter the Leased Property during all LESSEE business hours, and in emergencies at all times, to inspect the Leased Property and to make repairs, and if approved by LESSEE, additions or alterations to the Leased Property. For a period of one hundred and eighty (180) days prior to the termination of this Lease Agreement, LESSOR shall have access to the Leased Property for the purpose of exhibiting it to prospective tenants and may post usual “For Sale” or “For Lease” signs upon the Leased Property. Except in case of Emergency, LESSOR shall timely advance notice to LESSEE before entering the Leased Property.

XIV.- DAMAGE OR DESTRUCTION.

A.- Total. In the event that the whole or a substantial part of the Leased Property is damaged or destroyed by fire, act of nature, or any other cause, so as to make LESSEE unable to continue the operation of its business, LESSOR shall, within fifteen (15) days from such destruction, determine whether the Leased Property can be restored within six (6) months, as of the date of such determination which shall substancial de la Propiedad Arrendada sea dañada o destruida por incendio, actos de la naturaleza, o cualesquiera otra causa, de tal manera que el ARRENDATARIO se vea imposibilitado a continuar la operación de sus negocios, el ARRENDADOR determinará dentro de los (15) quince días posteriores a dicha destrucción, si la Propiedad Arrendada puede ser restaurada dentro de los siguientes (6) seis meses, y notificará al ARRENDATARIO de tal determinación dentro de los mismos (15) quince días Si el ARRENDADOR determine que la Propiedad Arrendada no puede ser restaurada en el periodo de (6) seis meses, tanto el ARRENDADOR como el ARRENDATARIO, tendrán el derecho y la opción de terminar en forma inmediata este Contrato de Arrendamiento, por medio de aviso por escrito hecho a la otra parte, sin responsabilidad alguna para las partes, excepto la del ARRENDATARIO de estar al corriente en el cumplimiento de las obligaciones generadas a la fecha, en los términos del Contrato de Arrendamiento. Si el ARRENDADOR determinara que la Propiedad Arrendada puede ser restaurada dentro del término de (6) seis meses a partir de la fecha de determinación, el ARRENDADOR, deberá a su propio costo y de acuerdo a la cantidad entregada al ARRENDADOR, por el pago del seguro requerido en la Cláusula VI anteriormente señalada. procederá dillgentemente a reconstruir las Mejoras del ARRENDADOR, en tal caso, el ARRENDADOR, aceptará a su elección y en lugar de la renta durante el periodo que el ARRENDATARIO este privado del uso de la propiedad arrendada, el pago del seguro de daños consecuenciales a que se refiere la Cláusula VI anterior, o la fianza aplicable al pago de renta en cumplirniento de otras obligaciones. Durante el periodo de reconstrucción, el ARRENDATARIO, no tendrá obligación de pagar la renta. En el caso que la Propiedad Arrendada no fuere restaurada dentro de seis (6) meses como fue determinado por el ARRENDADOR, el ARRENDADOR tendrá un periodo de gracia de treinta días para completar la construcción de las mejoras del ARRENDADOR a partir del último dla de los seis (6) meses. Ante la no entrega por parte del ARRENDADOR de las Mejoras reconstruidas en su condición existente antes de la catástrofe, para el último día del periodo de gracia de treinta (30) dlas, el ARRENDATARIO, tendrá el derecho de dar por terminado el arrendamiento, mediante aviso efectuado al ARRENDADOR.

El derecho a terminar este Contrato por el ARRENDATARIO estará sujeto al occur within such fifteen (15) days. If LESSOR determines that the Leased Property cannot be restored within six (6) months, either LESSOR or LESSEE shall have the right and option to immediately terminate this Lease Agreement, by advising the other thereof by written notice, without any responsibilities to the parties, except for that of LESSEE to be in compliance with all obligations generated to date in the terms of this Agreement. If LESSOR determine that the Leased Property can be restored within said six (6) months as of the date of determination, LESSOR shall at its own cost and according to the amount delivered to LESSOR as payment of insurance required in terms of Clause VI herein, will proceed diligently to reconstruct LESSOR’S Improvements, and in such event, LESSOR will accept, at its election, in lieu of the rent during this period, proceeds from rental insurance policy as per Clause VI above, or the bond applicable to payment of rent and compliance of other obligations. During the period of reconstruction, LESSEE will not be obligated to pay rent. In the event that the Leased Property is reconstructed within the six (6) months period as determined by LESSOR, LESSOR will have a cure period of thirty days, beginning the last day of the six (6) months period, to accomplish finishings on LESSOR’S Improvements, not completed by the end of the six months reconstruction period. Upon failure to deliver LESSOR’s Improvements in a reconstructed fashion to their existing condition prior to the catastrophe by the last day of the cure period of thirty days, LESSEE will have the right to terminate this Lessee Agreement, by written notice given to LESSOR. The right to terminate this Agreement by LESSEE, will be subject to the payment of the Improvements constructed by LESSOR in accordance to the Insurance that LESSEE is obliged to have in full force and effect at all times throughout the Lease Term.

B.- Partial. In the event the said damages caused to the Leased Property does not prevent LESSEE from continuing the normal operation of pago de las Mejoras construldas por el ARRENDADOR de conformidad con el seguro que es ARRENDATARIO esta obligado a mantener vigente en todo momento durante el Término de Arrendamiento.

B.- Parcial. En caso de que los mencionados daños causados a la Propiedad Arrendada no impidan al ARRENDATARIO continuar la operación normal de sus negocios en la Propiedad Arrendada, el ARRENDADOR y el ARRENDATARIO deberán reparar dichos daños, cada uno reconstruyendo la porción de las mejoras por la que cada una de ellas era responsable en la construcción inicial; en el entendido de que durante el período que corresponda a la reparación de las Mejoras del ARRENDADOR, la renta pagadera en los términos de este Contrato por el ARRENDATARIO será prorrateada en proporción a la interferencia que sufra el ARRENDATARIO en el uso y posesión de la Propiedad Arrendada causada por dichos daños y reparaciones, única y exclusivamente cuando el ARRENDATARIO esté al corriente en todas sus obligaciones, en particular respecto de la adquisición de seguro y su efectividad en términos de la Cláusula VI del presente y por consiguiente, que la compañía aseguradora responda por el siniestro, En tal caso el ARRENDADOR aceptará, a su elección. y a falta del pago prorrateado de la renta aqul prevista, durante el periodo en que el ARRENDATARIO sea parcialmente desposeldo del uso u posesión de la Propiedad Arrendada, cualquier pago de la renta asegurada o la fianza aplicable a renta y otros pagos.

XV. LIMITACIÓN DE RESPONSABILIDAD

Con excepción de cualesquiera actos intencionales o negligentes u omisiones del ARRENDADOR, de sus agentes o empleados, el ARRENDADOR no será responsable para con el ARRENDATARIO ni para con cualquier otra persona, por cualesquier pérdida o daño de ninguna clase, causados por actos intencionales o negligentes u omisiones del ARRENDATARIO o de otros ocupantes del Parque Industrial o de las propiedades adyacentes o del público, y otras causas fuera del control del ARRENDADOR, incluyendo en forma enunciativa y no limitative, la falta de entrega o cualquier interrupción en los servicios públicos o de cualquier otro servicio, ya sea que éste ocurra en la Propiedad Arrendada o cerca de ella. El ARRENDATARIO reconoce que de tiempo en tiempo se efectuarán adiciones, its business on the Leased Property, LESSOR and LESSEE shall repair said damage, each party reconstructing that portion of the improvements for which it was responsible in the original construction; provided that during the period required for such repair work of LESSOR’S Improvements, the rent payable hereunder by LESSEE shall be equitably prorated for the interference with LESSEE’S use and possession of the Leased Property caused by such damage and repairs, exclusively when LESSEE is up to date with compliance of all its obligations, in particular in regards to insurance acquisition and effectiveness as referred in Clause VI herein and thus, that the insurance company has responded for the sinister. In that event LESSOR will accept, at its election and in lieu of any prorated payment of the rent hereunder, during the period when LESSEE is partially deprived of the use and possession of the Leased Property, any payment of the rent insurance or a bond applicable for rent and other payments

XV. LIMITATION OF LIABILITY.

Except for intentional or negligent acts or omissions of LESSOR, its agents or employees, LESSOR shall not be liable to LESSEE or to any other person whatsoever for any loss or damage of any kind or nature caused by the intentional or negligent acts or omissions of LESSEE or other occupants of the Industrial Park or of adjacent property, or the public, or the causes beyond the control of LESSOR, including but not limited to any, failure to furnish or any interruption of any utility or other services in or about the Leased Property. LESSEE recognizes that additions, replacements and repairs to the Industrial Park will be made from time to time, provided that the same shall not substantially interfere with LESSEE’S use and enjoyment of the Leased Property.

XVI.- INDEMNIFICATION.

LESSEE agrees to indemnify and save LESSOR harmless from any kind or nature whatsoever,

composturas y reparaciones al Parque Industrial, pero lo anterior no deberá interferir en forma substancial con el uso y goce por parte del ARRENDATARIO de la Propiedad Arrendada.

XVI.- INDEMNIZACION.

El ARRENDATARIO conviene en indemnizar y dejar a salvo al ARRENDADOR de cualquier demanda por daños y perjuicios de cualquier clase o naturaleza que resulten de actos negligentes u omisiones del ARRENDATARIO o sus contratistas, licenciatarios, agentes, invitados o empleados, o que se deriven de accidentes, lesiones o daños causados en cualesquiera forma a personas o bienes que ocurran en o cerca de la Propiedad Arrendada, o áreas adyacentes a la Propiedad Arrendada, así como de los costos y gastos, incluyendo honorarios de abogado en que por tal motivo se incurra.

El ARRENDADOR indemnizará y dejará a salvo al ARRENDATARIO de cualquier daño o perjuicio al ARRENDATARIO o sus agentes o empleados y de toda responsabilidad por causa de lesiones o daños causados a terceras personas, o por daños a la propiedad por terceras personas que ocurran mientras se encuentren legalmente dentro de la Propiedad Arrendada que resulten de actos negligentes u omisiones del ARRENDADOR, sus agentes o empleados, así como de los costos y gastos, incluyendo honorarios de abogado en que por tal motivo se incurra.

XVII.- NOTIFICACIONES.

Todas las notificaciones a que se refiere el presente Contrato deberán ser dirigidas al domicilio que se menciona en las Declaraciones anteriores a la atención del Sr. Jaime Miguel Roberts Vildosola con copia al Sr. Eduardo Mendoza en Km 10.5 Carretera a San Luis. Ex Ejido Coahuila, Mexicali, Baja California, Mexico o a cualquier otro domicilio y nombres que de tiempo en tiempo sea proporcionado por las partes. Dichas notificaciones serán hechas por escrito y enviadas por correo certificado, por fax, o entregados personalmente cuando sea posible, y surtirán efectos siete (7) días después de la fecha enviada por correo o en la fecha en que se entreguen personalmente. Las notificaciones por duplicado se enviarán por correo aéreo certificado, porte pagado, a aquellas direcciones que en forma adicional soliciten de tiempo en tiempo cualesquiera de las partes por escrito.

arising from any negligent acts or omissions of LESSEE, or its contractors, licensees, agents, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person or property occurring in or about the Leased Property, or the areas adjoining the Leased Property, and from and against all costs and expenses, including attorney’s fees, incurred thereby.

LESSOR will indemnify and will hold LESSEE harmless from any injury or damage to LESSEE or its agents or employees and from any and all liability for injury to third persons or damage to the property by third persons while lawfully upon the Leased Property occurring by reason of any negligent acts or omissions of LESSOR, its agents or employees, and from and against all costs, and expenses, including attorney’s fees, incurred thereby.

XVII.- NOTICES.

All notices under this Lease Agreement shall be forwarded to the address mentioned in the Recitals above in care of Mr. Jaime Miguel Roberts Vildosola copied to Eduardo Mendoza at Km 10.5 Carretera a San Luis. Ex Ejido Coahuila. Mexicali, Baja California, Mexico, or such other addresses and names as may from time to time be furnished by the parties hereto. Said notices shall be in writing and sent registered mail, by fax, or hand-delivered when possible, and shall be effective seven (7) days after the date of mailing thereof, or on the date they are hand-delivered. Duplicate notices shall be sent by certified airmail, postage prepaid, to such additional addresses as may from time to time be requested in writing by the parties hereto.

XVIII.- ENVIROMENTAL PROVISIONS.

LESSOR delivers LESSEE the Leased Property free of contamination according to the certificate issued by the expert registered before the Ministry of Environmental Protection in the State as specialist on Ecological Restoration and Preservation, a copy if which is hereby delivered

XVIII.- DISPOSICIONES AMBIENTALES.

El ARRENDADOR entrega la Propiedad Arrendada libre de contaminación de conformidad con el certificado expedido por el perito registrado ante la Secretaría de Protección al Ambiente en el Estado como Restaurador y Preservador Ambiental, cuya copia en este acto se entrega al ARRENDATARIO quien a su vez la recibe de conformidad.

El ARRENDATARIO entregará al ARRENDADOR, el certificado expedido por las Autoridades Ambientales competentes por el cual se autorizan las actividades del ARRENDATARIO. El ARRENDATARIO en este acto se obliga a notificar por escrito al ARRENDADOR, dentro de un periodo de quince (15) días naturales, inmediatamente posteriores a que el ARRENDATARIO cambie sus actividades autorizadas.

El ARRENDATARIO es responsable de todo y cualesquier acto, hecho u omisión que pueda producir cualquier desequilibrio ecológico, daño ambiental, responsabilidad o reclamación de responsabilidad de todos los materiales y desechos industriales que contaminen la Propiedad Arrendada en el presente o futuro, y mantendrá al ARRENDADOR libre y a salvo de cualesquier reclamación, incluyendo los honorarios de abogado y consultores, ingenieros y cualesquier gasto relacionado con la solución de la misma. Esta responsabilidad perdurará sin importar que el presente Contrato sea terminado por cualesquier causa, y en el entendido que de que la autoridad ambiental competente determine el impacto causado por el ARRENDATARIO. El costo de cualquier estudio o actividad necesaria o relacionada con el impacto ambiental será pagado por el ARRENDATARIO.

El ARRENDADOR conducirá una inspección cada seis (6) meses, para verificar cualquier acto que pueda producir un cambio en las condiciones de la Propiedad Arrendada y para asegurarse de que no haya áreas contaminadas por material o desecho industrial. El resultado de dicha inspección o la falta de su conducción no liberará en forma alguna al ARRENDATARIO de sus obligaciones bajo el presente Contrato. En caso de que cualquier área se detecte contaminada, el ARRENDATARIO a su exclusiva cuenta y gasto in this act to LESSEE, whom in turn, receives it in conformity.

LESSEE will deliver LESSOR, copy of the pertinent certificate issued by the competent Environmental Authorities whereby LESSEE’s activities is authorized. LESSEE is hereby bound to provide written notice to LESSOR within a fifteen (15) calendar day period immediately after LESSEE changes its authorized activity.

LESSEE is responsible for any and all acts, facts or omissions throughout the Lease Term that can produce any ecological imbalance, environmental damage, responsibility or claim of responsibility for all material and industrial waste that contaminates the Leased Property in the present or future and will save LESSOR harmless of any and all claims, including attorneys’, consultants and engineer’s fees and any cost related with the solution of the same. This responsibility will endure regardless of that this Agreement is terminated by any reason, and provided a competent environmental authority determines such impact as caused by LESSEE. The cost of any study or activity necessary or in relation to any environmental impact caused by LESSEE will be paid by LESSEE.

LESSOR will conduct an inspection every six (6) months, to verify any act that may produce a change in the conditions of the Leased Property and to make sure there are no contaminated areas by material and industrial waste. The result of said inspection, nor the failure to conduct it shall in any form waive LESSEE’s responsibilities under this Agreement. In the event that any area are detected to be contaminated, LESSEE to its sole cost and expense will apply the measures necessary and satisfactory to LESSOR in order to solve, regenerate, recover, renovate and restore the environmental conditions that prevailed at Commencement Date.

If in a ten (10) calendar day period after knowledge of a variation of environmental aplicará las medidas necesarias y satisfactorias para el ARRENDADOR a efecto de solventar, regenerar, recuperar, renovar y reparar las condiciones ambientales prevalecientes en la Fecha de Inicio.

Si en un periodo de diez (10) días naturales luego de que se tenga conocimiento de alguna variación de las condiciones ambientales prevalecientes en la Fecha de Inicio, el ARRENDATARIO no ha iniciado la implementacibn de medidas para reparar, el ARRENDADOR a la cuenta y gasto del ARRENDATARIO aplicará tales medidas y notificara a las Autoridades Ambientales para que realice los procedimientos para prevenir y evitar que el ARRENDATARIO continue causando daños ambientales. En caso de que el ARRENDATARIO no cumpla con la implementación de la totalidad de las medidas de reparación en el término que el ARRENDADOR haya autorizado se le otorgue para el efecto, el ARRENDATARIO se hará responsable de su demora y establecerá el tiempo necesario para ello, a satisfacción del ARRENDADOR.

A la terminación del presente Contrato, y para que la entrega física de la Propiedad Arrendada sea aceptada, el ARRENDATARIO debera presentar y entregar al ARRENDADOR un certificado expedido por un perito registrado ante la Secretaría de Protección al Ambiente en el Estado como especialista en Restauración y Preservación Ambiental que haya sido previamente autorizado por el ARRENDADOR, en que se certifique que la Propiedad Arrendada está libre de contaminación.

XIX.- INCUMPLIMIENTO POR PARTE DEL ARRENDATARIO.

A.- Cada uno de los siguientes casos serán considerados como incumplimiento por parte del ARRENDATARIO:

1. - Desocupar o abandonar la Propiedad Arrendada; el ARRENDADOR considerará que el edificio se encuentra abandonado cuando el ARRENDATARIO cierra sus operaciones, finiquita a todos sus empleados y deja de pagar la renta de uno o más meses. Bajo estas circunstancias el ARRENDADOR podrá proceder a ocupar el edificio una vez haya notificado al ARRENDATARIO bajo los términos que se establecen en este contrato, y que no se reciba conditions prevailing at Commencement Date, LESSEE has not initiated implementation of measures to restore, LESSOR at LESSEE’S sole cost and expense will apply such measures and will notify the competent Environmental Authority in order to further prevent and avoid that LESSEE continue to cause environmental damage. In the event that LESSEE fails to comply with implementation of all repair measures within the term authorized by such competent environmental authorities, LESSEE will be held responsible for such delay and shall nevertheless proceed to cure such damage as may be ordered by LESSOR.

Upon termination of this Agreement, and for physical delivery of the Leased Property to be accepted, LESSEE shall present and deliver to LESSOR a Certificate issued by an expert registered before the Ministry of Environmental Protection in the State as specialist on Ecological Restoration and Preservation, acceptable to LESSOR, certifying that the Leased Property is free of contamination.

XIX.- LESSEE’s DEFAULT.

A.- Each of the following shall be a default of LESSEE:

1.- Vacating or abandonment of the Leased Property; LESSOR shall consider the building abandoned when LESSEE closes its operations, terminates all employees and stops making payment of rent for one or more months. Under such circumstances LESSOR may proceed to take over the building after notifying LESSEE under the terms hereunder provided, and no answer is received for a period of ten (10) calendar days following such notice. For such purpose, LESSOR is hereby expressly authorized by LESSEE to request the competent Court under a voluntary jurisdiction procedure to be given possession of the building using any legal means provided by Law, and expressly waiving LESSEE the right to be notified due to prior notice of abandonment. This procedure may be observed independently of any other remedies of LESSOR as provided hereunder.

respuesta en un periodo de diez (10) días naturales siguientes a tal aviso. Por tal motivo, el ARRENDADOR en este acto queda expresamente autorizado por el ARRENDATARIO para solicitar al Juzgado competente mediante el procedimiento de jurisdicción voluntaria que se le otorgue posesión del edificio utilizando los medios legales que otorga la Ley, y renunciando expresamente el ARRENDATARIO al derecho a ser notificado debido al aviso de abandono anterior. Este procedimiento podrá observarse independientemente de cualesquier otro recurso utilizado por el ARRENDADOR y que se establece en este contrato. coma

2. - La falta de pago de cualesquier mensualidad de renta devengada y pagadera en la fecha de vencimiento en caso de que dicho incumplimiento continuará por un periodo de cinco (5) días posteriores a la notificación de dicho incumplimiento.

3.- Incumplimiento en la ejecución de cualquier pacto, acuerdo, contratos u obligaciones del ARRENDATARIO en los términos de este Contrato, si dicho incumplimiento continua diez (10) días naturales después del aviso por escrito del ARRENDADOR al ARRENDATARIO en el que se requiera su cumplimiento(o durante un período razonable que fuere necesario para remediar el incumplimiento) que otorgue el ARRENDADOR, cuando no se haya previsto término expreso;

4. - Una cesión general por el ARRENDATARIO para el beneficio de acreedores.

5.- Petición voluntaria de una declaración de quiebra por el ARRENDATARIO o petición de una declaración involuntaria de quiebra por los acreedores del ARRENDATARIO, si dicha petición permanece sin retirarse por un periodo de treinta (30) días naturales;

6. - El nombramiento de un Depositario Judicial que tome posesión substancial de todos los bienes del ARRENDATARIO o de este arrendamiento, si permanece dicha disposición judicial sin retirarse por un periodo de treinta (30) días naturales o;

7.- Incumplimiento por parte del ARRENDATARIO de la resolución definitiva y firme emitida por las Autoridades Ambientales del Gobierno Mexicano, en relación con la ejecución de sus actividades o con el uso y operación de cualesquier equipo por parte del ARRENDATARIO que pudiera ser

2.- Failure to pay any installment of rent due and payable hereunder upon the date when said payment is due, if such failure continues for a period of five (5) days after written notice of such default.

3.- Default in the performance of any of LESSEE’s covenants, agreements or obligations hereunder, said default continuing for ten (10) calendar days after written notice requiring such performance given by LESSOR to LESSEE (or for any reasonable period necessary for LESSEE to cure said default) given by LESSOR, when no express period is stated;

4.- A general assignment by LESSEE for the benefit of creditors;

5.- The filing of a voluntary petition in bankruptcy by LESSEE or the filing of an involuntary petition by LESSEE’s creditors, said petition remaining undischarged for a period of thirty (30) calendar days;

6.- The appointment of a Receiver to take possession of substantially all of LESSEE’s assets or of this leasehold, said receivership remaining undissolved or unstayed for a period of thirty (30) calendar days after the levy thereof; or

7.- Failure by LESSEE to comply with any and all applicable laws and regulations, or definitive resolutions of any Environmental Agency of the Government of Mexico, as determined by the corresponding Environmental Authorities, in connection with the performance of their activities or the use or operation of any equipment by LESSEE that may be considered as contaminating by such Governmental Office, and failure to comply with any and all recommendations, so given by said Governmental Office.

B.- Upon the occurrence of any of the foregoing defaults, LESSOR shall have the right, at its option, and in addition to other rights or remedies considerada como contaminante por dicha Autoridad Gubernamental, así como el incumplimiento respecto de cualesquier ley, reglamento o recomendación efectuada por dicha Autoridad en relación con dicho asunto.

B.- En cualquiera de los casos anteriores, el ARRENDADOR a su opción tendrá el derecho, además de utilizar cualesquier recurso otorgado por la ley, de reclamar daños, de rescindir de inmediato este Contrato de Arrendamiento y exigir al ARRENDATARIO la desocupación de la Propiedad Arrendada, sin afectar los derechos del ARRENDADOR de acuerdo a los términos del párrafo A), 1) de esta Cláusula, y particularmente el derecho de recaudar las rentas restantes del término de arrendamiento de este contrato.

XX.- DERECHO A SUBSANAR EL INCUMPLIMIENTO DE LAS OBLIGACIONES.

En caso de que el ARRENDATARIO no cumpla con cualesquier término o estipulación contenida en este Contrato, (excepto la falta de pago de rentas y cuota de mantenimiento), el ARRENDADOR podrá, sin estar obligado a ello, y en cualquier momento después de aviso por escrito dado con diez (10) días, subsanar dicho incumplimiento, incluyendo la aplicación de mecanismos de restauración en caso de contaminación o hacer reparaciones a la Propiedad Arrendada por cuenta y gasto del ARRENDATARIO. Si el ARRENDADOR, en virtud de dicho incumplimiento, paga cualesquier cantidad o debe efectuar gastos, incluyendo honorarios de abogados, las cantidades que haya pagado o erogado junto con todos los intereses, costos y daños, serán pagados por el ARRENDATARIO al ARRENDADOR el primer día del mes siguiente en que dichos gastos fueron incurridos.

Si cualquier pago de renta o cualesquier otro pago no son efectuados inmediatamente después de ser exigibles, generarán intereses a razón del diez (10%) por ciento mensual a partir de la fecha en que se hicieran exigibles, hasta su liquidación total. Esta estipulación no se entenderá como liberación del ARRENDATARIO de cualquier incumplimiento al efectuar los pagos a tiempo y en la forma que se establece en este Contrato. Los intereses, gastos y daños mencionados anteriormente, serán cobrados del ARRENDATARIO mediante el ejercicio por parte del ARRENDADOR del derecho de obtener pago de daños y perjuicios en los términos de esta granted by law, including the right to claim damages, to immediately rescind this Lease Agreement and evict LESSEE from the Leased Property, without affecting the rights of LESSOR under the terms of paragraph A), 1) of this Clause, and particularly the right to collect the remaining rents for the contractual lease term.

XX.- RIGHT TO CURE DEFAULTS.

In the event of LESSEE’s breach of any term or provision herein, (except payment of rents and maintenance fee), LESSOR may, without any obligation to do so at any time after ten (10) days written notice, cure such breach or default including the application of mechanisms of restoration in the event of contamination or make repairs to the Leased Property, for the account and at the expense of LESSEE, If LESSOR, by reason of such breach or default, pays any money or is compelled to incur any expense including attorney’s fees, the sums so paid or incurred by LESSOR with all interest, cost and damages, shall be paid by LESSEE to LESSOR on the first day of the month after incurring such expenses.

If any installment of rent or any other payment is not paid promptly when due, it shall bear interest of ten (10%) percent, monthly from the date on which it becomes delinquent until paid. This provision is not intended to relieve LESSEE from any default in the making of any payment at the time and in the manner herein specified. The foregoing interests, expenses and damages shall be recoverable from LESSEE by exercise of LESSOR’s right to recover damages under this Clause. Nothing in this Clause affects the right of LESSORto indemnification by LESSEE for liability arising prior to the termination of this Lease for personal injuries or property damage.

Cláusula. Nada de lo contenido en la presente Cláusula afecta el derecho del ARRENDADOR para ser indemnizado por el ARRENDATARIO, por la responsabilidad derivada antes de la terminación de este Contrato por lesiones o daños a la propiedad.

XXI.- RENUNCIA.

En caso de que el ARRENDADOR o el ARRENDATARIO no exijan que la otra parte cumpla con cualquiera de las obligaciones contenidas en este Contrato, esto no será interpretado como renuncia a exigir el cumplimiento de la misma obligación o de otras obligaciones en forma subsecuente. Cualquier consentimiento o aprobación no se considerará como renuncia o como innecesaria la aprobación o consentimiento para actos similares o subsecuentes del ARRENDATARIO o del ARRENDADOR.

XXII.- CERTIFICACIONES.

El ARRENDATARIO, dentro de los diez (10) días siguientes al recibo de la solicitud por escrito del ARRENDADOR, deberá entregar al ARRENDADOR una declaración por escrito certificando que este Contrato no ha sido modificado y se encuentra en vigor (o en caso de que haya habido modificaciones, que las mismas están vigentes en los términos realizadas); las fechas en que las rentas y otros cargos hayan sido pagados por adelantado; y que las Mejoras del ARRENDADOR han sido terminadas en forma satisfactoria. Es la intención que dicha declaración pueda ser tomada en cuenta por cualquier persona, posible comprador o institución financiera interesada en la Propiedad Arrendada.

XXIII.- RETENCION DE LA PROPIEDAD ARRENDADA.

Si el ARRENDATARIO permanece en posesión de la Propiedad Arrendada, como consecuencia de la negligencia u omisión del ARRENDATARIO, después del vencimiento de este Contrato, el ARRENDATARIO pagará al ARRENDADOR una pena convencional mensual igual al ciento veinte (120%) por ciento sobre el importe del arrendamiento mensual, a partir de la fecha de vencimiento del Contrato de Arrendamiento y hasta en tanto el ARRENDATARIO haya entregado al ARRENDADOR la posesión de la Propiedad Arrendada, o celebrado un nuevo Contrato de Arrendamiento. Esta estipulación no

In the event LESSOR or LESSEE does not compel the other to comply with any of the obligations hereunder, such action or omission shall not be construed as a waiver of a subsequent breach of the same or any other provision. Any consent or approval shall not be deemed to waive or render unnecessary the consent or approval of any subsequent or similar act by LESSEE or LESSOR.

XXII.- CERTIFICATES.

LESSEE shall, within ten (10) days of receipt of a written request made by LESSOR, deliver to LESSOR a statement in writing certifying that this Lease Agreement is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified); the dates to which the rent and any other charges have been paid in advance, and that LESSOR’s Improvements have been satisfactorily completed. It is intended that any such statement may be relied upon by any person, prospective purchaser or lending institution interested in the Leased Property.

XXIII.- HOLDING OVER.

If LESSEE should remain in possession of the Leased Property, due to LESSEE’s omission or negligence, after the expiration of this agreement, LESSEE shall pay LESSOR a monthly penalty equal to one hundred and twenty (120%) percent of the amount of the monthly rent, as of the expiration date of the Lease Agreement until LESSEE has delivered to LESSOR possession of the Leased property or executed a new Lease Agreement. This provision shall not be construed as granting any right to LESSEE to remain in possession of the Leased Property after the expiration of the Lease term. LESSEE shall indemnify LESSOR against any loss or liability resulting from the delay by LESSEE in surrendering the Leased Property, if such loss or liability is founded on said delay. The parties agree that LESSEE shall quit and surrender the LEASED PROPERTY at the expiration of this Lease Agreement.

será interpretada en el sentido de que se otorga derecho alguno al ARRENDATARIO para permanecer en posesión de la Propiedad Arrendada después de la terminación del Término del Arrendamiento. El ARRENDATARIO deberá indemnizar al ARRENDADOR contra cualesquier pérdida o responsabilidad que resulte de la demora en la entrega de la Propiedad Arrendada por el ARRENDATARIO, si dicha pérdida o responsabilidad se funda en tal demora. Las partes convienen en que el ARRENDATARIO deberá desocupar y entregar la PROPIEDAD ARRENDADA a la terminación de este Contrato de Arrendamiento.

XXIV.- ENTREGA.

El último día del término de este Contrato de Arrendamiento o antes, en caso de que sea terminado anticipadamente de acuerdo con lo establecido en otras disposiciones de este Contrato de Arrendamiento, el ARRENDATARIO deberá desocupar y entregar la Propiedad Arrendada, limpia, en buenas condiciones, junto con todas las alteraciones, adiciones y mejoras que hayan sido hechas en la misma, excepto por mobiliario, maquinaria y equipo propiedad del ARRENDATARIO salvo diversa autorización por escrito por el ARRENDADOR. A la terminación de este Contrato, el ARRENDATARIO deberá retirar inmediatamente todos sus bienes, excepto por lo mencionado anteriormente, y todo aquello que no haya sido retirado se considerará abandonado por el ARRENDATARIO. El ARRENDATARIO deberá reparar cualesquier daño y perjuicio causado a la Propiedad Arrendada por el retiro de los bienes del ARRENDATARIO.

XXV.- USO Y GOCE PACIFICO.

El ARRENDADOR conviene que el ARRENDATARIO, mediante el pago de las rentas y demás cantidades que se establecen en este Contrato y mediante el cumplimiento de todos los términos y disposiciones de este Contrato de Arrendamiento, podrá ocupar y disfrutar en forma legal y pacifica la Propiedad Arrendada durante el término del Arrendamiento.

XXVI.- DISPOSICIONES MISCELANEAS

A.- Este documento contiene todas las condiciones y acuerdos entre las partes y no podrá ser modificado verbalmente ni en alguna otra manera, sino mediante convenio escrito firmado por los representantes autorizados de

XXIV.- SURRENDER.

On the last day of the term of this Lease Agreement, or the sooner termination thereof pursuant to other provisions hereof, LESSEE shall quit and surrender the Leased Property, broom clean, in good condition together with all alterations, additions and improvements that may have been made to the same, except furniture, machinery and equipment owned by LESSEE, unless otherwise authorized in writing by LESSOR. Upon the termination of this Lease Agreement, LESSEE shall immediately remove all of its property, with the exception noted above, and all property not removed shall be deemed abandoned by LESSEE. LESSEE shall immediately repair any and all damage caused to the Leased Property by the removal of LESSEE’s property.

XXV.- QUIET ENJOYMENT.

LESSOR agrees that LESSEE, upon paying the rent and all other charges provided for herein and upon complying with all of the terms and provisions of the Lease Agreement, shall lawfully and quietly occupy and enjoy the Leased Property during the Lease Term, without disturbance of any one.

XXVI.- MISCELLANEOUS.

A.- This document contains all of the agreements and conditions made between the parties, and may not be modified orally or in any manner other than by a written agreement signed by the authorized representatives of the parties.

B.- If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be held by a court of competent jurisdiction, to be invalid, void or unenforceable, the remaining terms, covenants, conditions or provisions of this Lease or the application thereof to any person or ambas partes.

B.- Si cualquier término, pacto, condición o previsión de este Contrato o la aplicación del mismo a cualquier persona o circunstancia, es declarado invalido, nulo o no ejecutable en cualquier grado por un tribunal competente, el resto de los términos, pactos, condiciones o previsiones de este Contrato o la aplicación del mismo a cualquier persona o circunstancia, deberán permanecer en plena vigencia y en ninguna forma resultarán por ello afectados, objetados o invalidados.

C.- En caso de que cualquiera de las paries entablara acción judicial en contra de la otra parte por la posesion de la Propiedad Arrendada, o para el pago de cualquier cantidad a que se refiere este Contrato, o en virtud de incumplimiento de cualquier estipulación en los términos de este Contrato, la parte que obtenga sentencia favorable tendrá derecho a cobrar de la otra los gastos y costas correspondientes, incluyendo honorarios de abogados.

D.- Todos los pagos y obligaciones que se requieren conforme a este Contrato de Arrendamiento serán hechos y ejecutados precisamente en la fecha señalada para ello y excepto por los períodos de gracia específicos, no se permitirá ningún retraso o ampliación de los mismos. Desde este momento se acuerda por las partes que atendiendo a que el primer mes de renta iniciará a partir del día 8 de noviembre del año 2007, su pago deberá realizarse dentro de los primeros cinco (5) días siguientes a dicha fecha; en el mismo sentido, en virtud de que dicho pago corresponde al periodo parcial de un mes, la cantidad que deberá cubrirse por EĿ ARRENDATARIO por el mes de noviembre del 2007 será el monto de $ 15,462.78 dólares. De igual forma, la cuota de mantenimiento que deberá cubrirse para dicho periodo será la cantidad de $ 754.28 dólares.

E.- Los títulos y subtítulos de las Cláusulas de este documento no tendrán efecto alguno en la interpretación de los términos y disposiciones de este Contrato de Arrendamiento.

F.- El ARRENDATARIO en este acto entrega la cantidad de US$ 40,337.70 dólares equivalences a dos (2) meses de renta, más el Impuesto al Valor Agregado (IVA) de cada uno. El equivalentes a dos (2) meses de renta como depósito en garantía por el cumplimiento de las obligaciones circumstances, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

C.- In the event that either party should bring an action against the other party for the possession of the Leased Property or for the recovery of any sum due hereunder, or because of the breach of default of any covenant in this Lease Agreement, the prevailing party shall have the right to collect from the other party its relevant costs and expenses, including attorney’s fees.

D.- Every payment and performance required by this Lease Agreement, shall be paid and performed on the date specified for such payment or performance and except for the specific grace periods herein, no delay or extension thereof shall be permitted. From this moment the parties agree that because the first month of rent will initiate upon the 8th day of November of year 2007, its payment shall be realized between the first five (5) days next to such date; in the same terms, in attention that such payment corresponds to the partial period of a month, the quantity that should be paid by the LESSEE for the month of November of 2007 will be the amount of $ 15,462.78 dollars. Under the same terms, the maintenance fee that will be cover for such period will be the amount of $ 754.28 dollars.

E.- The titles and subtitles to the Clauses of this document shall have no effect on the interpretation of the terms and provisions contained in this Lease Agreement.

F.- LESSEE hereby delivers the amount of US$ $ 40,337.77 dollars equivalent to two (2) months rent, plus Value Added Tax of each. The equivalent to two (2) months rent as deposit in guaranty for compliance of the obligations assumed hereunder by LESSEE, including but not limited to payment of rents, environmental damage or contamination of the Leased Property and shall be reimbursed to LESSEE by LESSOR upon termination of the Lease Agreement, once LESSEE provides evidence that all obligations have been complied with and that there are no pending payments in relation to the obligations assumed herein, otherwise LESSOR is expressly authorized to use such deposit to cover amounts asumidas en este Contrato por el ARRENDATARIO, incluyendo pero no limitado al pago de rentas, daños ambientales o contaminación a la Propiedad Arrendada, y será devuelto al ARRENDATARIO por el ARRENDADOR al término de este Contrato de Arrendamiento, una vez que el ARRENDATARIO compruebe que se ha cumplido con todas las obligaciones, de otra forma el ARRENDADOR queda expresamente autorizado a utilizar tal depósito para cubrir las cantidades que se adeudaren por cualquier concepto al ARRENDADOR.

G.- Las partes convienen que este Contrato de Arrendamiento estará regido por las Leyes del Estado de Baja California.

H.- Para todo lo relativo a la interpretación y cumplimiento de este Contrato, las partes expresamente se someten a la jurisdicción de los Tribunales de la Ciudad de Mexicali, Estado de Baja California, renunciando a cualquier otro fuero que por razón de su domicilio presente o futuro o por cualquier otra causa pudiera llegar a corresponderles.

I.- Siempre que se requiera el previo consentimiento de alguna de las partes, ya sea por escrito o manifestado en cualquier otra forma, como condición para que la otra parte ejecute algún acto, dicha parte conviene en no negar tal consentimiento en forma arbitraria.

J.- Cada una de las partes se obliga a firmar aquellos documentos adicionales que requiera la otra parte, pero solamente cuando dicho documento tenga por objeto dar efectos legales a los derechos establecidos en este Contrato de Arrendamiento.

K.- La entrega de este documento para su revisión y firma por el ARRENDATARIO, no constituye reserva de, ni opción de arrendamiento, y no tendrá valor alguno como Contrato de Arrendamiento mientras no sea firmado y entregado por ambas partes, ARRENDADOR y ARRENDATARIO.

L.- Este Arrendamiento, y cada uno de sus términos y disposiciones, serán obligatorios, y redundarán en beneficio de las partes y sus respectivos sucesores o cesionarios, sujetos a las previsiones aquí estipuladas. Cuando se haga referencia al ARRENDADOR en el presente Arrendamiento, dicha referencia se entenderá que owed under any title to LESSOR.

G.- The parties agree that this Lease Agreement shall be governed by the Laws of the State of Baja California.

H.- For everything pertaining to the interpretation and compliance of this Lease Agreement the parties thereby expressly submit to the jurisdiction of the Civil Courts of the City of Mexicali, State of Baja California, expressly waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

I.- Whenever the prior consent of either party, written or otherwise, is required as a condition for any act by the other party under this Lease Agreement, such party agrees not arbitrarily to withhold such consent.

J.- Each party shall execute such further documents as shall be requested by the other party, but only to the extent that the effect of said documents is to give legal effect to rights set forth in this Lease Agreement.

K.- Submission of this instrument for examination or signature by LESSEE does not constitute a reservation of or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both LESSOR and LESSEE.

L.- This Lease Agreement and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to LESSOR, such reference shall be deemed to refer to the person in whom the interest of the LESSOR hereunder shall be vested. Any successor or assignee of LESSEE who accepts an assignment of the benefit of this Lease and enters into possession of enjoyment hereunder shall thereby assume and agree to perform and be bound by, the covenants and conditions hereof.

M.- LESSOR hereby agrees with LESSEE that, if so requested by LESSEE, LESSOR shall

Arrendamiento, dicha referencia se entenderá que se refiere a la persona que represente los intereses del ARRENDADOR. Cualquier sucesor o cesionario del ARRENDATARIO que acepte la cesión a los beneficios del presente Contrato y tome posesión o goce en este contrato, asume y acepta las obligaciones y condiciones aquí estipuladas.

M.- El ARRENDADOR conviene con el ARRENDATARIO que, si lo requiere el ARRENDATARIO, el ARRENDADOR construirá cualesquier mejora adicional en el edificio sujeto a los terminos y condiciones relativos a las mismas, según se establece en este Contrato de Arrendamiento.

N.- Sistemas contra Incendios. El ARRENDATARIO garantiza que la Propiedad Arrendada cuente en todo momento con el sistema básico contra incendio que la misma requiere considerando su actividad industrial a que se refiere la Cláusula I del presente, por lo que en este acto, el ARRENDATARIO se obliga a en un término que no exceda de treinta (30) días naturales, a instalar un sistema contra Incendios en la Propiedad Arrendada a efecto de que cumpla exhaustivamente con las disposiciones normativas municipales y la Norma Oficial Mexicana NOM-002-STPS-1994, Relativa a las condiciones de seguridad para la prevención y protección contra incendio en los centros de trabajo, considerando el riesgo que presente la actividad industrial y operaciones de la ARRENDATARIA.

O.- El presente Contrato se firma en Español e lnglés, y en caso de que resultare alguna inconsistencia con respecto a su interpretación, prevalecerá la versión en Español.

PARA CONSTANCIA, las partes han celebrado este Contrato de Arrendamiento en la Ciudad de Tijuana, Estado de Baja California, México, a los 8 días de Octubre del año dos mil siete.

EL ARRENDADOR:

Industrias Asociadas Maquiladoras S.A. de C.V.

Por: Eduardo Mendoza Larios

construct any additional Improvements in the building subject to the stipulations, terms and conditions as established elsewhere in this Lease Agreement.

N.- Fire Deterrent Systems. LESSEE guarantees that the Leased Property has the basic system against fires required by the same, without considering the industrial activity of LESSEE as referred to in clause I herein, thereby LESSEE hereby is bound to, in a period not to exceed thirty (30) calendar days, install a fire deterrent system of the Leased Property so that it complies exhaustively with applicable municipal regulations and the Official Mexican Norm NOM-002-STPS-1994, relative to the Security Conditions to Prevent and Protect Against Fire in the Workplace, considering the risk presented by the industrial activity and operations of LESSEE.

O.- This Agreement is executed in Spanish and English and in the event any inconsistency arises regarding its interpretation, the Spanish version shall prevail.

IN WITNESS WHEREOF, the parties have executed this Lease Agreement in the city of Tijuana, Baja California, Mexico, on the 8th day of October, two thousand and seven.

LESSOR:
Industrias Asociadas Maquiladoras S.A. de C.V.

By: Eduardo Mendoza Larios

LESSEE:
Esterline México S. de R.L. de C.V.

/s/ Larry Albert Kring
By: Larry Albert Kring

EL ARRENDATARIO:
Esterline México S. de R.L. de C.V.

/s/ Larry Albert Kring
Por: Larry Albert Kring

TESTIGOS:

C. Lope Palomino

C.

WITNESSES:

Mr. Lope Palomino

Mr.

PRIMER  CONVENIO MODIFICATORIO al Contrato de Arrendamiento que celebran  por una parte INDUSTRIAS ASOCIADAS MAQUILADORAS S.A. DE C.V., de aquí en adelante descrito como el “ARRENDADOR”, representado por el Sr. Eduardo Mendoza Larios, y ESTERLINE MEXICO, S. DE R.L. DE C.V., de aquí en adelante referido como el “ARRENDATARIO”, representado por su representante legal, Sr. Hugo Rubio Jr. , y con el conocimiento de Esterline Technologies Corporation de aquí en adelante referido como “GARANTE”, representado por su representante legal, Sr. Albert Scott Yost, en términos de las siguientes declaraciones y cláusulas:

DECLARACIONES:

Las partes declaran:

I.- Que el ARRENDADOR y el ARRENDATARIO celebraron un Contrato de Arrendamiento fechado el 8 de  Octubre del 2007 (en lo sucesivo eL “Contrato de Arrendamiento”), en el cual el ARRENDADOR arrendó un edificio modular al ARRENDATARIO, localizado en el Camino Vecinal Lote 3, manzana 1 Col. El Realito, 22250, en el Parque Industrial Valle Bonito en la ciudad de Tijuana, Baja California, identificado como "Edificio Palmera" con una superficie construida de  49,192.31 pies cuadrados identificado como Módulos 1 y 2 (en lo sucesivo la Propiedad Arrendada)

II. Que en la Clausula III de dicho “Contrato de Arrendamiento”, identificada como “Término del Arrendamiento y Fecha de Inicio de Vigencia”, ambas partes acordaron una vigencia de arrendamiento obligatoria a partir del 8 de Octubre de 2007 y concluyendo el 30 de Noviembre de 2012.

III. Que es su voluntad celebrar este Primer Convenio Modificatorio, y agregarlo para que forme parte integral del Contrato de Arrendamiento, considerando los términos y condiciones que se mencionan a continuación, de acuerdo a la voluntad del ARRENDATARIO de renovar el término del contrato ejerciendo su derecho a la primera prorroga establecido en el mismo, por un periodo adicional obligatorio para las partes de cinco (5) años; por lo que  el nuevo término iniciará  el 1ero. de Diciembre de 2012 y concluirá el 30 de Noviembre de 2017.

FIRST AMENDMENT AGREEMENT to the Lease Agreement entered into by and between INDUSTRIAS ASOCIADAS MAQUILADORAS S.A. DE C.V., hereinafter referred to as “LESSOR”, represented by Mr. Eduardo Mendoza Larios, and ESTERLINE MEXICO, S. DE R.L. DE C.V., hereinafter referred to as “LESSEE”, represented by its legal representative, Mr. Hugo Rubio, Jr., and with the acknowledgement of Esterline Technologies Corporation, hereinafter referred to as “GUARANTOR” represented by its legal representative, Mr. Albert Scott Yost, pursuant to the following recitals and clauses:

RECITALS:

The parties declare:

I.- That LESSOR and the LESSEE have entered into a Lease Agreement dated October 8th, 2007 (hereinafter referred to as the “Lease Agreement”), whereby LESSOR leased a modular building to LESSEE, located in Camino Vecinal lot 3, block 1 of Col. El Realito 22250, at Valle Bonito Industrial Park in the city of Tijuana, Baja California, identified as “Palmera Building”  with a constructed area of approximately 49,192.31 square feet identified as Modules 1 and 2 (hereinafter referred to as the “Leased Property”).

II. That according to Clause III of such “Lease Agreement”, identified as “Lease Term and Commencement Date”, both parties agreed to an obligatory Lease Term beginning on October 8th, 2007 and ending on November 30th, 2012.

III. That it is their intention to execute this First Amendment Agreement and add it as part of the Lease Agreement, pursuant to the terms and conditions set forth below, according to the intention of the LESSEE to extend the Lease Term executing its right to the first extension established in the Lease Agreement, for an additional binding term to the parties of five (5)  years commencing on December 1st 2012 and ending November 30th, 2017.

IV. Que se acredita la capacidad legal del representante del ARRENDATARIO con Escritura Pública de fecha 31 de Enero de 2012, Número 25,044 del Volumen 404, del protocolo a cargo del Licenciado Xavier Ibañez Aldana, Notario Público No. 1 de la Ciudad de Tecate, Baja California y de la cual se tomó razón en el registro público de la propiedad y de comercio el día 3 de Octubre de 2007, bajo partida número 5,554,560,  de la Sección Comercio; misma de la que se adjunta copia certificada al presente marcada como Anexo “A”, para formar parte integrante del mismo.

En términos de lo anterior, las partes acuerdan como sigue:

C L A U S U L A S:

PRIMERA: PRORROGA DEL TÉRMINO DE ARRENDAMIENTO.

De conformidad con lo establecido en la Cláusula III, letra D, relativa a la “Opción para Prorrogar” del Contrato de Arrendamiento, el ARRENDADOR y el ARRENDATARIO acuerdan ejercer su derecho a la primera opción de prórroga a fin de extender el Término del Arrendamiento por uno nuevo de cinco (5) años forzosos para las partes; por lo tanto el nuevo término iniciará el 1ero. de Diciembre de 2012 y debiendo concluir el 30 de Noviembre 2017.

El ARRENDATARIO tendrá derecho a solicitar la renovación del Contrato de Arrendamiento por dos (2) períodos adicionales mínimos de cinco  (5) años, mediante aviso por escrito dado al ARRENDADOR por el ARRENDATARIO con un mínimo de ciento ochenta (180) días naturales de anticipación al vencimiento del Término de prórroga, siempre y cuando el arrendatario esté al corriente en el pago de la renta y cualesquier otra obligación a su cargo en los términos del Contrato de Arrendamiento y sus convenios modificatorios, caso en el que las partes podrán negociar los términos y condiciones generales por los que se regirá dicha prorroga.

Las partes convienen que por falta de notificación en tiempo y forma para ejercer la prórroga referida el párrafo anterior, se entiende que el ARRENDATARIO no tiene intención de extender el Término de Arrendamiento y en consecuencia, el ARRENDATARIO, sin que el ARRENDADOR se lo requiera, habrá de proceder a desocupar la Propiedad Arrendada sin mayor trámite que lo establecido en este contrato, lo cual deberá suceder también para el caso de que las partes no hayan llegado a un acuerdo sobre los términos en que se regirá la prorroga y celebrado el convenio respectivo al menos 45 días naturales antes del comienzo del Término de prórroga.

IV. That the legal capacity of LESSEE’s representative is evidenced in Public Instrument dated January 31st. 2012, number 25,044, Volume 404, executed before Attorney Xavier Ibañez,  Notary Public No. 1 in Tecate, Baja California, recorded in the Public Registry of Property and Commerce under log entry number 5,554,560 on October 3rd, 2007 of the Commerce Section, of which a certified copy is attached herein as Exhibit “A” and made a part hereof

Pursuant to the above, the parties agree as follows:

C L A U S E S:

FIRST: EXTENSION OF THE LEASE TERM.

According to Clause III, letter D (“Option to Extend”) of the Lease Agreement, LESSOR and LESSEE agree to exercise the right to the first option to extend the Term of the Lease Agreement for a new term of five (5) years binding on the parties;, consequently, the new Term will commence on December 1st, 2012 and end on November 30th, 2017.

LESSEE shall  have  the right to request the extension of the Term of the Lease Agreement for two (2) additional periods, each consisting of a minimum of five  (5) years, by giving written notice to LESSOR not less than one hundred and eighty (180) calendar days prior to the expiration of the extended term, so long as LESSEE is not then in default in payment of rent or of any other obligation provided by the Lease Agreement or its amendments, in which case the parties shall be able to negotiate the general terms and conditions that shall regulate such extension

The parties hereby agree that if there is a lack of timely and formal notice to exercise the option referred to in the preceding paragraph, it is understood that LESSEE does not intend to extend the Lease Term and consequently, LESSEE shall proceed to leave the Leased Property without LESSOR having to make demand and with no further proceeding other than that herein contained in this agreement. The same procedure shall apply if the parties have not come to an agreement about the terms to govern the extended term  and if they have not executed the corresponding amendment agreement at least forty five (45) calendar days prior to the commencement of the extended term.

SEGUNDA: RENTA.

A partir del 1ero. de Diciembre del 2012 el ARRENDATARIO pagará al ARRENDADOR por concepto de renta dela Propiedad Arrendada la cantidad de US $0.405 Dólares (cero punto cuatrocientos cinco Dólares, moneda de curso legal en los Estados Unidos de América) por pie cuadrado mensuales, lo que sumará un total de  US$  19,922.89 Dólares (Diecinueve mil novecientos veintidós Dólares 89/100, moneda de curso legal en los Estados Unidos de América), más el once por ciento (11%) de Impuesto al Valor Agregado (o el que resulte aplicable al momento de pago), los cuales deberán ser pagados por adelantado al ARRENDADOR en el domicilio de este último, durante los primeros cinco días de cada mes.

Dicha renta será ajustada anualmente para reflejar el Índice de Precios al Consumidor para el área de Los Angeles-Riverside-Orange County, con un máximo topado del tres punto cinco por ciento (3.5%), como se acordó en el Contrato de Arrendamiento

Si dicha renta no se pagare dentro de los cinco (5) días de cualquiera de los meses, se considerará en mora y se cargará un interés moratorio a razón del 10% mensual, pagaderos en moneda de los Estados Unidos de América.

La renta mensual para cada año de Arrendamiento del Término de Prórroga aquí extendido,  será igual a la renta mensual del Año de Arrendamiento inmediato anterior, más uncantidad que es igual al producto de :

a) La renta mensual pagada por el ARRENDATARIO durante el año de arrendamiento inmediato anterior, multiplicada por:

b) El incremento porcentual en el Índice (según quedó definido) durante el año de arrendamiento inmediato anterior.

En ningún caso la renta mensual para cualquier año de arrendamiento del Término de Prórroga aquí acordada será reducida  en una cantidad menor a la renta mensual del año de arrendamiento inmediato anterior.

SECOND: RENT

On and after December 1st. 2012 LESSEE shall pay to LESSOR as rent for the Leased Property the amount of US $0.405 Dollars (zero point four hundred and five Dollars, legal currency of the United States of America) per square foot monthly, which shall total the amount of US$ 19,922.89 Dollars (Nineteen thousand nine hundred and twenty two dollars 89/100, Legal currency of the United States of America), plus eleven percent (11%) of Value Added Tax (IVA by its Spanish acronym) or the corresponding Value Added Tax at the moment of payment, payable in advance to LESSOR at the address of LESSOR, during the first five days of each month.

Such fee shall be adjusted annually to reflect the Los Angeles – Riverside – Orange County Consumer Price Index, with a maximum cap of three point five percent (3.5%) as agreed in the Lease Agreement.

If such rent is not paid within the five (5) days after the first day of any given month, it shall be considered delinquent and late penalty fees will be applied at the monthly rate of 10% per month, payable in United States Currency.

The monthly rent for each Lease Year for this extended term shall be equal to the monthly rent for the immediately preceding Lease Year, plus an amount which is equal to the product of:

a) The monthly rent paid by LESSEE during the immediately preceding Lease Year, multiplied by:

b) The percentage increase in the Index (as hereinabove defined) during the immediately preceding Lease Year.

In no event shall the monthly rent for any Lease Year of this Extended Term be decreased below the monthly rent of the previous year.

TERCERA: CUOTA DE MANTENIMIENTO

A partir del 1ero. de Diciembre del 2012 el ARRENDATARIO pagará al ARRENDADOR por concepto de Cuota de Mantenimiento de la Propiedad Arrendada la cantidad de US$ 0.02 Dólares (cero punto cero dos Dólares, moneda de curso legal en los Estados Unidos de América) por pie cuadrado mensuales, lo que sumará un total de  US$  983.85Dólares (novecientos treinta y ocho Dólares 85/100, moneda de curso legal en los Estados Unidos de América), más el once por ciento (11%) de Impuesto al Valor Agregado (o lo que resulte aplicable al momento de pago), los cuales deberán ser pagados por adelantado al ARRENDADOR en el domicilio de este último, durante los primeros cinco días de cada mes.

Dicha cuota será ajustada anualmente para reflejar el Índice de Precios al Consumidor para el área de Los Angeles-Riverside-Orange County, con un máximo topado del tres punto cinco por ciento (3.5%), como se acordó en el Contrato de Arrendamiento.

Si dicha cuota no se pagare dentro de los cinco (5) días de cualquiera de los meses, se considerara en mora y se cargara un interés moratorio a razón del 10% mensual, pagaderos en moneda de los Estados Unidos de América.

CUARTA: El GARANTE en este acto, reconoce y declara que su Garantía anexa y descrita en el Anexo H  del Contrato de Arrendamiento, se mantiene vigente y efectiva, y es aplicable y extensiva al Contrato de Arrendamiento como se modificó, por este Primer Convenio Modificatorio.

QUINTA: Todos los otros términos y condiciones del Contrato de Arrendamiento, incluyendo los términos de Renta, garantía y todas las demás estipulaciones contenidas ahí, se mantendrán y continuarán vigentes y válidos como se describen en dicho Contrato de Arrendamiento, incluyendo el Convenio Modificatorio aquí contenido. De conformidad con lo anterior, las partes aquí acuerdan que este Primer Convenio Modificatorio deberá modificar únicamente las provisiones aquí descritas; todas las demás provisiones deberán mantenerse vigentes y sin cambios, por lo que en este instrumento no existe novación. El Contrato de Arrendamiento previamente ejecutado por las partes el 08 de Octubre de 2007 deberá regular cualquier cuestión relativa al Arrendamiento, que no se encuentren específicamente señaladas en el presente, incluyendo la Propiedad Arrendada originales arriba descritas.

THIRD: MAINTENANCE FEE

On and after December 1st 2012 LESSEE shall pay to LESSOR as a Maintenance Fee for the Leased Property the amount of US $0.02 Dollars (zero point zero two Dollars, legal currency of the United States of America) per square foot monthly, which shall total the amount of US $983.85  (Nine hundred and eighty three Dollars 85/100, Legal currency of the United States of America), plus eleven percent (11%) of Value Added Tax (IVA by its Spanish acronym) or the corresponding Value Added Tax at the moment of payment, payable in advance to LESSOR at the address of LESSOR, during the first five days of each month.

Such fee shall be adjusted annually to reflect the Los Angeles – Riverside – Orange County Consumer Price Index, with a maximum cap of three point five percent (3.5%)  as agreed in the Lease Agreement.

If such fee is not paid within the five (5) days after the first day of any given month, it shall be considered delinquent and late penalty fees will be applied at the monthly rate of 10% per month, payable in United States Currency.

FOURTH: GUARANTOR hereby acknowledges and declares that its Guaranty attached and described in Exhibit H of the Lease Agreement, remains in full force and effect and applies and extends to the Lease Agreement as amended by this First Amendment Agreement.

FIFTH: All other terms and conditions of the Lease Agreement, including but not limited to the Rent terms, guaranty and all stipulations contained therein will remain and continue in full force and effect as contained in such Lease Agreement, including the amendment contained hereunder.  In accordance with the foregoing, the parties hereby agree that this First Amendment Agreement shall modify only the provisions herein described; all other provisions shall remain valid and unchanged, and as a consequence, this document shall not be deemed to cause a novation. The Lease Agreement previously executed by the parties on October 8th, 2007 shall govern any matter related to the Lease, which is not specifically addressed herein, including the original Leased Property described above.

SEXTA:Este documento se refiere al Contrato de Arrendamiento y a su Primer Convenio Modificatorio, y forma parte de los mismos como un solo documento; conteniendo estos las condiciones y promesas realizados entre las partes, y no deberán ser modificados verbalmente o de ninguna otra manera más que en un contrato por escrito firmado por los representantes autorizados de las partes.

SÉPTIMA: Las partes aquí acuerdan que todo lo relativo a la interpretación y cumplimiento de este Contrato y del Contrato de Arrendamiento, se someten expresamente a la ley y a la jurisdicción de los Juzgados Civiles de la Ciudad de Mexicali, Baja California, renunciando expresamente cualquier otra jurisdicción que pudiera ser aplicable por razón del domicilio presente o futuro o cualquier otro.

EN PRESENCIA DE LOS TESTIGOS, este documento es firmado por duplicado en la Ciudad de Tijuana, Baja California, en este día

EL ARRENDADOR:

INDUSTRIAS ASOCIADAS

MAQUILADORAS, S.A. DE C.V.

C.P. Eduardo Mendoza Larios

Representante Legal

EL ARRENDATARIO:

ESTERLINE MEXICO, S. DE R.L. DE C.V

Sr. Hugo Rubio Jr.

Representante Legal

El Garante tiene conocimiento y acepta los términos fijados en este Primer Convenio Modificatorio tal como se describe en la Cláusula Quinta

SIXTH: This document refers to the Lease Agreement and its First Amendment Agreement, and forms a part of such agreements as one whole document; they contain the conditions and promises made between the parties, and may not be modified orally or in any manner other than by a written agreement signed by the authorized representatives of the parties.

SEVENTH: The parties hereunder agree that the interpretation and compliance of this Agreement and the Lease Agreement shall be governed by the law of, and submitted to the jurisdiction of, the Civil Courts of the City of Mexicali, State of Baja California, expressly waiving any other jurisdiction which might be applicable by reason of the present or future domicile or for any other reason.

IN WITNESS WHEREOF this document is signed in duplicate in this City of Tijuana, Baja California, on this

LESSOR:

INDUSTRIAS ASOCIADAS

MAQUILADORAS, S.A. DE C.V.

C.P. Eduardo Mendoza Larios

Legal Representative

LESSEE:

ESTERLINE MEXICO, S. DE R.L. DE C.V

Sr. Hugo Rubio Jr.

Legal Representative

Guarantor acknowledges and accepts the terms set forth in this First Amendment Agreement as described in the Fifth Clause.

GARANTE:

Esterline Technologies Corporation

Albert Scott Yost

Vice-Presidente de Grupo

Fecha:

T E S T I G O S:

Sr. Carlos Uribe

IAMSA

Sr. Alberto Osuna

Esterline Advanced Sensors Mexico S. de R.L. de C.V.

GUARANTOR:

Esterline Technologies Corporation

Albert Scott Yost

Group Vice President

Date:

W I T N E S S E S:

Mr. Carlos Uribe

IAMSA

Mr. Alberto Osuna

Esterline Advanced Sensors Mexico S. de R.L. de C.V.